                                                                     EXHIBIT 4.1














                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                   (As Restated Effective January 1, 1995 and
              As Amended Through the Thirteenth Amendment Thereof)

                                TABLE OF CONTENTS

SECTION 1................................................................      1
      Introduction.......................................................      1
            1.1   Purpose................................................      1
            1.2   Effective Date, Plan Year..............................      1
            1.3   Employers..............................................      1
            1.4   Administration of the Plan.............................      2
            1.5   Funding of Benefits....................................      2
            1.6   Plan Supplements.......................................      2

SECTION 2................................................................      3
      Eligibility........................................................      3
            2.1   Participation..........................................      3
            2.2   Credited Service.......................................      3
            2.3   Notice of Participation................................      4
            2.4   Controlled Group Member................................      4
            2.5   Leased Employees.......................................      5
            2.6   Excluded Employees.....................................      5

SECTION 3................................................................      6
      Participant Contributions..........................................      6
            3.1   Participant 401(k) Contributions.......................      6
            3.2   Participant After-Tax Contributions....................      6
            3.3   Payment of Participant Contributions...................      6
            3.4   Variation, Discontinuance and Resumption of
                  Participant Contributions..............................      6
            3.5   Earnings for Year Ending December 31, 1995.............      7
            3.6   Earnings for Years Ending After December 31, 1995......      7
            3.7   Profit Sharing Earnings................................      7
            3.8   Maximum Amount of Participant 401(k) Contributions.....      8
            3.9   Limitation on Participant 401(k) Contributions.........      8
            3.10  Highly Compensated Employee............................      9
            3.11  Catch-Up Contributions.................................      9

SECTION 4................................................................     11
      Employer Contributions.............................................     11
            4.1   Employer Matching Contributions........................     11
            4.2   Aggregate Employer Profit Sharing Contribution.........     11
            4.3   Individual Employer Profit Sharing Contribution........     11
            4.4   Limitations on Employer Contributions..................     11
            4.5   Payment of Employer Contributions......................     12
            4.6   Verification of Employer Contributions.................     12

            4.7   No Interest in Employers...............................     12

SECTION 5................................................................     14
      The Trust Fund and the Investment Funds............................     14
            5.1   The Trust Fund.........................................     14
            5.2   The Investment Funds...................................     14
            5.3   Investment Fund Elections..............................     14
            5.4   Investment Fund Transfers..............................     14

SECTION 6................................................................     16
      Period of Participation............................................     16
            6.1   Normal Retirement......................................     16
            6.2   Settlement Date........................................     16
            6.3   Restricted Participation...............................     16

SECTION 7................................................................     18
      Accounting.........................................................     18
            7.1   Separate Accounts......................................     18
            7.2   Accounting Dates.......................................     18
            7.3   When Employer Contributions Considered Made............     19
            7.4   Adjustment of Participants' Accounts...................     19
            7.5   Allocation of Employer Contributions...................     20
            7.6   Crediting of Participant Contributions.................     20
            7.7   Charging Distributions.................................     20
            7.8   Rollovers..............................................     20
            7.9   Statement of Account...................................     21
            7.10  Contribution Limitations...............................     21
            7.11  Combined Benefit Limitations...........................     21
            7.12  Limitation on Allocation of Contributions..............     22
            7.13  Allocation of Earnings to Distributions of Excess
                  Contributions..........................................     23

SECTION 8................................................................     24
      Withdrawals and Loans During Employment............................     24
            8.1   Withdrawal of Participant Contributions................     24
            8.2   General Account Withdrawals............................     24
            8.3   Charging of Withdrawals................................     24
            8.4   Loans to Participants..................................     25
            8.5   Default on Plan Loans..................................     26
            8.6   Hardship Withdrawals...................................     27

SECTION 9................................................................     29
      Payment of Account Balances........................................     29
            9.1   Nonforfeitability......................................     29
            9.2   Manner of Distribution.................................     29
            9.3   Commencement of Distributions..........................     30
            9.4   Designation of Beneficiary.............................     30
            9.5   Missing Participants or Beneficiaries..................     31
            9.6   Facility of Payment....................................     32
            9.7   Direct Transfer of Eligible Rollover Distributions.....     33
            9.8   Distribution to Alternate Payees.......................     33

SECTION 10...............................................................     34
      Absence and Reemployment...........................................     34
            10.1  Breaks in Service......................................     34
            10.2  Resumption of Participation............................     34
            10.3  Leave of Absence.......................................     35
            10.4  Maternity and Paternity Absence........................     35

SECTION 11...............................................................     36
      The Benefits Administration Committee..............................     36
            11.1  Membership.............................................     36
            11.2  Committee's General Powers, Rights and Duties..........     36
            11.3  Manner of Action.......................................     37
            11.4  Interested Committee Member............................     38
            11.5  Resignation or Removal of Committee Members............     38
            11.6  Committee Expenses.....................................     38
            11.7  Information Required by Committee......................     38
            11.8  Uniform Rules..........................................     39
            11.9  Review of Benefit Determinations.......................     39
            11.10 Committee's Decision Final.............................     39

SECTION 12...............................................................     40
      General Provisions.................................................     40
            12.1  Additional Employers...................................     40
            12.2  Action by Employers....................................     40
            12.3  Waiver of Notice.......................................     40
            12.4  Gender and Number......................................     40
            12.5  Controlling Law........................................     40
            12.6  Employment Rights......................................     41
            12.7  Litigation by Participants.............................     41
            12.8  Interests Not Transferable.............................     41
            12.9  Absence of Guaranty....................................     41

            12.10 Evidence...............................................     41

SECTION 13...............................................................     42
      Amendment and Termination..........................................     42
            13.1  Amendment..............................................     42
            13.2  Termination............................................     42
            13.3  Vesting and Distribution on Termination................     43
            13.4  Notice of Amendment or Termination.....................     43
            13.5  Plan Merger, Consolidation, etc........................     44

SUPPLEMENT A
      Voluntary Life Insurance for Participants

SUPPLEMENT B
      Special Rules for Top-Heavy Plans

SUPPLEMENT C
      Money Purchase Pension Plan for Employees

SUPPLEMENT D
      Deductible Deposits

SUPPLEMENT E
      Adoption by Argo State Bank

SUPPLEMENT F
      Adoption by Roselle State Bank and Trust Company

SUPPLEMENT G
      Adoption by Harris Trust Company of New York

SUPPLEMENT H
      Adoption by Bank of Montreal

SUPPLEMENT I
      Coverage of Former Employees of National Westminster Bank USA

SUPPLEMENT J
      Adoption by Derivative Markets Management, Inc.

SUPPLEMENT K
      Adoption by Harris Bank Willamette, N.A.

SUPPLEMENT L
      Coverage of Former Employees of Marine Midland Bank, N.A.

SUPPLEMENT M
      Adoption by Harris Bank Barrington, N.A.

SUPPLEMENT N
      Adoption by Harris Bank Libertyville

SUPPLEMENT O
      Adoption by Harris Bank Hinsdale, N.A.

SUPPLEMENT P
      Adoption by Harris Bank Batavia, N.A.

SUPPLEMENT Q
      Adoption by Harris Bank Frankfort

SUPPLEMENT R
      Adoption by Harris Bank Naperville

SUPPLEMENT S
      Adoption by Harris Bank St. Charles

SUPPLEMENT T
      Adoption by Harris Bank Winnetka, N.A.

SUPPLEMENT U
      Adoption by Harris Bank Glencoe-Northbrook, N.A.

SUPPLEMENT V
      Adoption by Nesbitt Burns Securities Inc.

SUPPLEMENT W
      Adoption by Suburban Banks

SUPPLEMENT X
      Coverage of Former Employees of Household International, Inc.

SUPPLEMENT Y
      Adoption by Burns Fry Inc.

SUPPLEMENT Z
      Coverage of Former Employees of Key Corp.

SUPPLEMENT AA
      Adoption by Burke, Christensen & Lewis Securities, Inc.

SUPPLEMENT BB
      Coverage of Former Employees of Village Bank of Naples

SUPPLEMENT CC
      Coverage of Former Employees of Freeman Welwood Company

SUPPLEMENT DD
      Coverage of Former Employees of Century Bank

SUPPLEMENT EE
      Merger of Village Banc of Naples 401(k) Profit Sharing Plan

SUPPLEMENT FF
      Merger of Century Bank 401(k) Profit-Sharing Plan

SUPPLEMENT GG
      Eligibility of First National Bankcorp, Inc. Employees and Merger of First National Bankcorp, Inc. 401(k) Plan

SUPPLEMENT HH
      Merger of First National Bankcorp, Inc. Employee Profit Sharing and Retirement Plan

SUPPLEMENT II Adoption by CSFBDirect Inc.

SUPPLEMENT JJ
      Adoption by Northwestern Trust and Investors Advisory Company

                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

             (As Amended and Restated Effective January 1, 1995)


                                    SECTION 1

                                  INTRODUCTION

1.1   PURPOSE

            Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "plan") is maintained by Harris Trust and Savings Bank (the "bank") and Harris Bankcorp, Inc. (the "company") to enable eligible employees to provide for their future security by accumulating funds and sharing in the contributions of their employer. The plan is intended to constitute a profit sharing plan which meets the requirements of Section 401(a) of the Internal Revenue Code.

1.2   EFFECTIVE DATE, PLAN YEAR

            The plan was established as of January 1, 1916. The effective date of the amendment and restatement of the plan as set forth herein is January 1, 1995. A "plan year" is the 12-month period beginning on January 1 and ending on the next following December 31.

1.3   EMPLOYERS

            Any subsidiary or affiliate of the company may adopt the plan with the bank's consent, as described in subsection 12.1. A "subsidiary" of the company is any corporation or national banking association more than 50% of the voting stock of which is owned, directly or indirectly, by the company. An "affiliate" of the company is any entity which owns more than 50 percent of the voting stock of the company, and any corporation or national banking association more than 50 percent of the voting stock of which is owned, directly or indirectly, by the owner or owners of more than 50 percent of the voting stock of the company. The company and any subsidiaries or affiliates of the company which adopt the plan are referred to below collectively as the "employers" and sometimes individually as an "employer".

1.4   ADMINISTRATION OF THE PLAN

            The plan is administered by the Harris Benefits Administration Committee (the "committee"), as described in Section 11. Participants will be notified of the identity of the members of the committee, and of any change in committee membership. Any notice or document required to be given to or filed with the committee will be properly given or filed if delivered or mailed, by certified mail, postage prepaid, to the committee, in care of the bank, at Chicago, Illinois.

1.5   FUNDING OF BENEFITS

            Funds contributed under the plan are held and invested, until distribution, by a trustee (the "trustee") appointed by the bank, in accordance with the terms of a trust agreement between the company and the trustee which implements and forms a part of the plan. The investment practices of the plan are coordinated by the Harris Benefits Investment Committee (the "investment committee"), as described in the trust agreement. Copies of the plan and trust agreement, and any amendments thereto, will be on file at the principal office of each employer which adopts the plan where they may be examined by any participant or other person entitled to benefits under the plan. The provisions of and benefits under the plan are subject to the terms and provisions of the trust agreement.

1.6   PLAN SUPPLEMENTS

            The provisions of the plan may be modified by supplements to the plan. The terms and provisions of each supplement are a part of the plan and supersede the provisions of the plan to the extent necessary to eliminate inconsistencies between the plan and the supplement.

                                    SECTION 2

                                   ELIGIBILITY

2.1   PARTICIPATION

            Subject to the conditions and limitations of the plan, each employee of an employer who is a participant in the plan immediately preceding January 1, 2002 will continue as a participant on and after that date. Beginning January 1, 2002, each other employee of an employer will become a participant in the plan as soon as administratively practicable (not to exceed six weeks) after he meets all of the following requirements:

            (a)   He is either:

                  (i)   a citizen or resident of the United States of America;
                        or

                  (ii)  a nonresident alien designated by the bank;

            (b)   He is a regularly scheduled employee (as defined below);

            (c)   He is not an excluded employee (as defined in subsection 2.6);
                  and

            (d) He is not a member of a group of employees covered by a collective bargaining agreement unless and to the extent the plan has been and continues to be extended to such group by such agreement.

A "regularly scheduled employee" is any employee who receives a salary computed on an annual, monthly or semi-monthly basis, or an hourly employee whose compensation is computed on an hourly basis and who is regularly scheduled to work for the bank.

2.2   CREDITED SERVICE

            An employee's "credited service" means the total of his years of service computed in accordance with the following rules:

            (a) An employee shall be entitled to 1/12th of a year of credited service for each calendar month (or portion thereof) during which he is employed by an employer or controlled group member.

            (b) A period of concurrent employment with two or more employers or controlled group members will be considered as employment with only one of them during the period.

            (c) Termination of employment of an employee with one employer or a controlled group member will not interrupt his credited service for purposes of the plan, if concurrently with or immediately after such termination, he is employed by one or more other employers or controlled group members.

            (d) A period of unpaid leave of absence shall be considered a period of credited service unless the employee fails to return to active employment with the employer which granted the leave at the termination thereof for any reason except death or termination of employment at or after age 55 years, in which case the employee will be considered as having resigned from the employ of his employer on the first anniversary of the date his leave of absence began (or the date his leave of absence ended, if earlier).


2.3   NOTICE OF PARTICIPATION

            The committee will notify each employee of the date on which he becomes a participant in the plan and will furnish each participant and each beneficiary receiving benefits under the plan with a copy of a summary plan description.

2.4   CONTROLLED GROUP MEMBER

            A "controlled group member" means:

            (a) any corporation which is not an employer but is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) thereof) which contains an employer; or

            (b) any trade or business (whether or not incorporated) which is not an employer but is under common control with an employer (within the meaning of Section 414(c) of the Internal Revenue
                  Code).

2.5   LEASED EMPLOYEES

            A leased employee (as defined below) shall not be eligible to participate in the plan. A "leased employee" means any person who is not an employee of an employer, but who has provided services for an employer under primary direction or control by the employer, on a substantially full time basis for a period of at least one year, pursuant to an agreement between the employer and a leasing organization. The period during which a leased employee performs services for an employer shall be taken into account for purposes of subsection
2.2 of the plan if such leased employee becomes an employee of an employer; unless (i) such leased employee is a participant in a money purchase pension plan maintained by the leasing organization which provides a non-integrated employer contribution rate of at least 10 percent of compensation, immediate participation for all employees and full and immediate vesting, and (ii) leased employees do not constitute more than 20 percent of the employer's nonhighly compensated workforce.

2.6   EXCLUDED EMPLOYEES

            For purposes of subsection 2.1, an "excluded employee" means: (a) a reserve force employee; (b) a work study employee; (c) a leased employee (as defined in subsection 2.5); (d) an individual who provides services to an employer pursuant to a contract, agreement or arrangement which designates the individual as an independent contractor or consultant, or which excludes the individual from participation in the plan; (e) an individual who provides services to an employer pursuant to a contract, agreement or arrangement between the employer and a third party; and (f) an individual who is compensated, directly or indirectly, by an employer and whose compensation is treated by the employer at the time of payment as not being subject to the employer's tax withholding obligations under the Internal Revenue Code.

                                    SECTION 3

                            PARTICIPANT CONTRIBUTIONS

3.1   PARTICIPANT 401(K) CONTRIBUTIONS

            Under the terms stated below, and subject to any limitations contained in the plan, a participant, if he so desires, may elect "401(k) contributions" under the plan for any plan year, beginning with the plan year in which he becomes a participant, in an amount not more than the maximum percentage of his earnings for that year established by the committee. Each election by a participant under this subsection must be filed with his employer at such time and in such way as the committee determines.

3.2   PARTICIPANT AFTER-TAX CONTRIBUTIONS

            Under the terms stated below, and subject to any limitations contained in the plan, a participant, if he so desires, may elect to make "after-tax contributions" under the plan for any plan year, beginning with the plan year in which he becomes a participant, in an amount not more than the maximum percentage of his earnings for that year established by the committee. Each election by a participant under this subsection must be filed with his employer at such time and in such way as the committee determines. For earnings paid to participants on or after January 1, 2002, no participant may elect to make after-tax contributions.

3.3   PAYMENT OF PARTICIPANT CONTRIBUTIONS

            A participant's 401(k) contributions shall be made by his employer on behalf of the participant, and shall reduce the participant's compensation at the time of payment of such compensation. A participant's after-tax contributions shall be deducted by his employer from his compensation at the time of payment of such compensation, or may be made in any other manner approved by the committee. Amounts so deducted (or by which a participant's compensation has been so reduced) for any calendar month shall be paid to the trustee as soon as practicable thereafter, but no later than the 15th business day of the next following month.

3.4   VARIATION, DISCONTINUANCE AND RESUMPTION OF PARTICIPANT CONTRIBUTIONS

            A participant may elect to change his contribution rate (but not retroactively) within the limits specified above, to discontinue contributions or to resume contributions. Each such election by a participant shall be made at such time and in such manner as the committee shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the committee.

3.5   EARNINGS FOR YEAR ENDING DECEMBER 31, 1995

            For the year ending December 31, 1995, a participant's "earnings" means the total compensation paid to the participant for services rendered to the employers while actively participating in the plan, before any reduction for 401(k) contributions he had elected under this Section 3 or payments made on his behalf under Cafeteria Plan of Bank of Montreal/Harris; but excluding departmental and similar incentive compensation, compensation in lieu of vacation, shift differential, moving allowance, expatriate payments, payments under the Bank's Managerial Participation Plan, compensation paid in a form other than cash, any other special payment, bonus award or commission for or on account of specific items, and compensation for any year in excess of $200,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue for that year).

3.6   EARNINGS FOR YEARS ENDING AFTER DECEMBER 31, 1995

            Beginning January 1, 1996, a participant's "earnings" means the basic compensation paid to the participant for services rendered to the employers while actively participating in the plan, including overtime, shift differential, and amounts paid to the participant under the bank's Managerial Participation Plan and any business unit incentive compensation plan, before any reduction for 401(k) contributions he had elected under this Section 3 or payments made on his behalf under Cafeteria Plan of Bank of Montreal/Harris; but excluding compensation for any year in excess of $150,000, or such greater amount as may be determined by the Commissioner of Internal Revenue for that year. For purposes of calculating profit sharing earnings, as defined in subsection 3.7, the aggregate amount paid under the bank's Managerial Participation Plan and business unit incentive compensation plans that is included in a participant's earnings for any year shall not exceed the greater of $100,000 or the annual rate of the participant's base salary as of January 1 of that year.

3.7   PROFIT SHARING EARNINGS

            A participant's "profit sharing earnings" for any year means that portion, if any, of his earnings, including any amounts paid to the participant under the bank's Managerial Participation Plan for that year which is paid on or after the first day of the second month next following his completion of two years of credited service.

3.8   MAXIMUM AMOUNT OF PARTICIPANT 401(K) CONTRIBUTIONS

            In no event shall the amount of 401(k) contributions by a participant for any calendar year exceed $11,000 (or such greater amount as is allowed under Section 402(g) of the Code). If, because of the foregoing limitation, a portion of the 401(k) contributions made by a participant may not be credited to his account for a calendar year, such portion (and the earnings thereon) shall be distributed to the participant by April 15 of the following calendar year.

3.9   LIMITATION ON PARTICIPANT 401(K) CONTRIBUTIONS

            Notwithstanding the foregoing provisions of this Section 3, in no event shall the average deferral percentage (as defined below) for any plan year of the highly compensated employees (as defined in subsection 3.10) who are plan participants exceed the greater of:

            (a) the average deferral percentage of all other participants for the immediately preceding plan year multiplied by 1.25; or

            (b) the average deferral percentage of all other participants for the immediately preceding plan year multiplied by 2.0; provided that the average deferral percentage of such highly compensated employees does not exceed that of all other participants by more than 2 percentage points.

The "average deferral percentage" of a group of participants for a plan year means the average of the ratios (determined separately for each participant in such group) of: (i) the 401(k) contributions made by such participant for such plan year; to (ii) the participant's compensation (as defined in subsection 3.10) for such plan year. For purposes of this subsection 3.9, a participant means any employee who is eligible to make 401(k) contributions under the plan. The 401(k) contributions made by the highly compensated employees will be reduced (in the order of their contribution amounts beginning with the largest amount) to the extent necessary to meet the requirements of this subsection 3.9. If, because of the foregoing limitations, a portion of the 401(k) contributions made by a highly compensated employee may not be credited to his account for a plan year, such portion (and the earnings thereon) shall be distributed to such employee within two and one-half months after the end of that plan year. The actual deferral percentage test described herein need not be met for a particular year if an employer: (1) delivers an accurate and easily understood notice to each participant within a reasonable period before the beginning of each plan year which informs the participant of his rights and obligations under the plan; and (2) makes a fully-vested matching contribution under subsection
4.1 of at least 100% of each non-highly compensated employee's participant 401(k) contributions up to 3% of compensation and at least 50% of the employee's participant 401(k) contribu-tions between 3% and 5% ("safe-harbor matching contribution").
Further, if the employer makes this matching contribution, the rate of matching contribution for highly compensated employees may not exceed the rate of matching contribution for non-highly compensated employees at any level of compensation. Alternatively, the test in (2) above may be satisfied if the rate of the employer's matching contribution does not increase as the employee's rate of 401(k) contributions increases and the amount of matching contributions made by the employer up to the level of compensation which is matched is at least equal to the amount of matching contributions which would have been made if the employer made the matching contributions under (2) above. All safe harbor matching contributions made under this subsection 3.9 are subject to the restrictions on distributions for hardships provided for in subsection 8.6, including the last sentence thereof.

3.10  HIGHLY COMPENSATED EMPLOYEE

            A "highly compensated employee" means any present or former employee who:

            (a) was a 5 percent owner of an employer during the current or immediately preceding plan year; or

            (b) received annual compensation from the employers of more than $80,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue) during the immediately preceding plan year and was in the top-paid 20% of the employees for such year.

For purposes of subsections 3.9, 3.10 and 7.12, an employee's compensation means his total cash compensation for services rendered to the employers as an employee, determined in accordance with Section 415(c)(3) of the Internal Revenue Code and the regulations thereunder, but without regard to Sections 127 and 402(e)(3) of the Internal Revenue Code.

3.11  CATCH-UP CONTRIBUTIONS

            Beginning October 1, 2002, each participant who is eligible to make 401(k) contributions under the plan and who will attain at least age 50 before the close of a plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Internal Revenue Code. Catch-up contributions shall not be taken into account for purposes of the annual addition limitation (defined in subsection 7.10) or the dollar limitation on 401(k) contributions (defined in subsection 3.8). These contributions will not be counted for purposes of, and the plan shall not be treated as failing to satisfy, the average deferral percentage test (defined in subsection

3.9), the top-heavy requirements (defined in Supplement B) or the provisions of Sections 401(k)(3), 401(k)(11), 401(k)(12), if applicable, and 410(b) of the
Internal Revenue Code. The maximum amount of catch-up contributions a participant can make in each plan year is as follows:

              Plan Year         Catch-up Contribution Limit
              ---------         ---------------------------
                2002                      $1,000
                2003                      $2,000
                2004                      $3,000
                2005                      $4,000
         2006 or thereafter               $5,000

For plan years beginning after December 31, 2006, the catch-up contribution limit shall be subject to adjustments based on cost-of-living increases at the same time and in the same manner as adjustments under Code Section 415(d). A participant's election to make catch-up contributions shall be made at such time and in such manner as the committee may determine. In accordance with rules established by the committee, a participant who is otherwise making 401(k) contributions and is at least age 50 by the end of any Plan Year may be deemed to have elected to make catch-up contributions, or 401(k) contributions may be recharacterized as catch-up contributions, to help satisfy the average deferral percentage test of subsection 3.9. Catch-up contributions shall be allocated to participant 401(k) contribution accounts. No employer matching contributions shall be made with respect to catch-up contributions.

                                    SECTION 4

                             EMPLOYER CONTRIBUTIONS

4.1   EMPLOYER MATCHING CONTRIBUTIONS

            For each plan year (or such other period as the committee may establish), each employer will make a "matching contribution" to the trustee in an amount equal to 100% of the first 5 percent of the 401(k) contributions for each employee employed by it during any period of a participant's participation in the plan, and any such contribution may be made in the form of cash or BMO stock, in the employer's discretion.

4.2   AGGREGATE EMPLOYER PROFIT SHARING CONTRIBUTION

            For each plan year, the bank, in its discretion, may specify either the employers' aggregate profit sharing contribution to be made under the plan for that year or a definite basis or formula by which such aggregate profit sharing contribution can be determined within a reasonable time after the end of that plan year.

4.3   INDIVIDUAL EMPLOYER PROFIT SHARING CONTRIBUTION

            For each plan year, each employer will contribute to the trustee that portion of the aggregate profit sharing contribution, if any, established by the bank for such plan year under subsection 4.2 which the profit sharing contribution allocated to the accounts of participants employed by it on the last day of such year bears to the total profit sharing contribution allocated to the accounts of all participants for that year. Appropriate adjustments shall be made in the case of a participant who was not employed by an employer for the entire year. An employer may also make a special contribution in such amount as is necessary to provide for restorative action with respect to participants' accounts if it is determined that the appropriate amount of contributions or earnings was not credited to or appropriate investment fund transfers were not made with respect to such participants' accounts. Such special contribution shall be allocated and credited only to the accounts of the participants involved.

4.4   LIMITATIONS ON EMPLOYER CONTRIBUTIONS

            Each employer's total contribution for a plan year is conditioned on its deductibility under Section 404 of the Internal Revenue Code in that year, shall comply with the contribution limitations set forth in subsection 7.10 and the allocation limitations contained in subsection 7.12, and shall not exceed an amount equal to the maximum amount deductible on account thereof by the employer for that year for purposes of federal taxes on income.

4.5   PAYMENT OF EMPLOYER CONTRIBUTIONS

            Each employer's profit sharing contribution under subsection 4.3 of the plan for any plan year shall be due on the last day of that plan year and, if not paid by the end of that year, shall be payable to the trustee as soon as practicable thereafter, without interest, but no later than the time prescribed by law for filing the employer's federal income tax return for such year, including extensions thereof. Each employer's matching contribution under subsection 4.1 of the plan for any period shall be due on the last day of that period and, if not paid by the end of that period, shall be payable as soon as practicable thereafter, without interest, but no later than thirty days after the end of the period.

4.6   VERIFICATION OF EMPLOYER CONTRIBUTIONS

            If for any reason the bank decides to verify the correctness of any amount or calculation relating to an employer's contribution for any plan year, the certificate of an independent accountant selected by the bank as to the correctness of any such amount or calculation shall be conclusive on all persons.

4.7   NO INTEREST IN EMPLOYERS

            The employers shall have no right, title or interest in the trust fund, nor shall any part of the trust fund revert or be repaid to an employer, directly or indirectly, unless:

            (a) the Internal Revenue Service initially determines that the plan, as applied to such employer, does not meet the requirements of Section 401(a) of the Internal Revenue Code, in which event the contributions made to the plan by such employer shall be returned to it within one year after such adverse determination;

            (b) a contribution is made by such employer by mistake of fact and such contribution is returned to the employer within one year after payment to the trustee; or

            (c) a contribution conditioned on the deductibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the employer within one year after the disallowance of the deduction.

Contributions may be returned to an employer pursuant to subparagraph (a) above only if they are conditioned upon initial qualification of the plan, and an application for determination was made by the time prescribed by law for filing the employer's Federal income tax return for the taxable year in which the plan was adopted (or such later date as the Secretary of the Treasury may prescribe). The amount of any contribution that may be returned to an employer pursuant to subparagraph (b) or (c) above must be reduced by any portion thereof previously distributed from the trust fund and by any losses of the trust fund allocable thereto, and in no event may the return of such contribution cause any participant's account balances to be less than the amount of such balances had the contribution not been made under the plan.

                                    SECTION 5

                     THE TRUST FUND AND THE INVESTMENT FUNDS

5.1   THE TRUST FUND

            The "trust fund" will consist of all money, stocks, bonds, securities and other property held or acquired by the trustee in accordance with the plan and the trust agreement.

5.2   THE INVESTMENT FUNDS

            The trust fund shall consist of such investment funds as the investment committee shall determine from time to time. Pending investment, reinvestment or distribution as provided in the plan, the trustee may temporarily retain the assets of any one or more of the investment funds in cash, commercial paper, short-term obligations, or undivided interests or participation's in common or collective short-term investment funds. Any investment fund may be partially or entirely invested in any common or commingled fund or in any group annuity, deposit administration or separate account contract issued by a legal reserve life insurance company which is invested generally in property of the kind specified for the investment fund. The investment committee, in its discretion, may direct the trustee to establish such investment funds or to terminate any of the investment funds as it shall from time to time consider appropriate and in the best interests of the participants. The funds established hereunder may be referred to collectively as the "investment funds" and individually as an "investment fund."

5.3   INVESTMENT FUND ELECTIONS

            A participant from time to time may elect one or more of the investment funds for the investment of all or a portion of his contributions and the employer contributions on his behalf. Each such election shall be made at such time, in such manner, and with respect to such investment funds as the committee shall determine, and shall be effective only in accordance with such rules as the committee shall establish. If a participant fails to make an election under this subsection 5.3, his contributions and his share of the employer contributions will be invested in such investment fund as shall be designated by the committee.

5.4   INVESTMENT FUND TRANSFERS

            A participant may elect that all or a part of his interest in an investment fund shall be liquidated and the proceeds thereof transferred to one or more of the other investment funds. Each such election shall be made at such time, in such manner, and with respect to such investment funds as the committee shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the committee.

                                    SECTION 6

                             PERIOD OF PARTICIPATION

6.1   NORMAL RETIREMENT

            A participant's "normal retirement date" will be the last day of the month in which he attains age sixty-five years (his "normal retirement age"). A participant's right to his account balances shall be nonforfeitable on and after his normal retirement age. A participant may be retired on or after his normal retirement date if:

            (a) He was employed by an employer in a bona fide executive or high policy-making position for the 2-year period immediately preceding his retirement date; and

            (b) He is then entitled to an immediate nonforfeitable retirement benefit from all pension and profit sharing plans of the employers (adjusted in accordance with rules and regulations issued by the Secretary of Labor) which is equivalent to an annual life annuity of at least $44,000.

6.2   SETTLEMENT DATE

            A participant's "settlement date" will be the accounting date coincident with or next following the date on which his employment with all of the employers is terminated for any reason. If a participant is transferred from employment with an employer to employment with a controlled group member then, for the purpose of determining when his settlement date occurs under this subsection 6.2, his employment with such controlled group member (or any controlled group member to which he is subsequently transferred) shall be considered as employment with the employers.

6.3   RESTRICTED PARTICIPATION

            If (i) payment of all of a participant's account balances is not made at his settlement date; or (ii) a participant transfers to a controlled group member or no longer meets the requirements of subparagraphs 2.1(a) through
(d); the participant or his beneficiary will be treated as a participant for all purposes of the plan, except as follows:

            (a) The participant will not share in employer contributions after his settlement date, or during any period he is either employed by a controlled group member or fails to meet the requirements of subparagraphs 2.1(a) through (d); except as provided in subsection 7.5.

            (b) The participant may not make contributions under Section 3 after his settlement date or during any period he is either employed by a controlled group member or fails to meet the requirements of subparagraphs 2.1 (a) through (d).

            (c) The beneficiary of a deceased participant cannot designate a beneficiary under subsection 9.4.

            (d) Neither the participant nor his beneficiary shall be permitted to approve or disapprove any amendment of the plan or the trust agreement.

If a participant whose participation in the plan is restricted for the reason specified in (ii) above subsequently is employed by an employer or meets the requirements of subparagraphs 2.1 (a) through (d), he will again become an active participant in the plan on the date he is reemployed or satisfies such requirements.

                                    SECTION 7

                                   ACCOUNTING

7.1   SEPARATE ACCOUNTS

            The committee will maintain the following accounts in the name of each participant:

            (a) a "401(k) contribution account," which will reflect his 401(k) contributions and catch-up contributions, if any, under the plan, and the income, losses, appreciation and depreciation attributable thereto;

            (b) an "after-tax contribution account" which shall consist of two sub-accounts -- one to reflect his after-tax contributions, if any, made prior to January 1, 1987 and the income, losses, appreciation and depreciation attributable thereto, and the other to reflect his after-tax contributions, if any, made after December 31, 1986 and before January 1, 2002 and the income, losses, appreciation and depreciation attributable thereto; and

            (c) an "employer contribution account" which will reflect his share of employer contributions under the plan, and the income, losses, appreciation and depreciation attributable thereto.

The committee also may maintain such other accounts in the names of participants or otherwise as it considers advisable. Unless the context indicates otherwise, references in the plan to a participant's "account" or "accounts" means all accounts maintained in his name under the plan.

7.2   ACCOUNTING DATES

            A "regular accounting date" is the last day of each plan year. A "special accounting date" is the last day of each calendar month, any other date designated as such by the committee and a special accounting date occurring under subsection 13.3. The term "accounting date" includes a regular accounting date, special accounting date and daily valuation date if so designated by the committee. A daily valuation date is any business day where both the U.S. securities exchanges are open for trading and the bank is open for business.

7.3   WHEN EMPLOYER CONTRIBUTIONS CONSIDERED MADE

            For purposes of this Section 7, each employer's matching contributions for any accounting period under the plan will be considered to have been made on the last day of that period, and each employer's profit sharing contributions for any plan year will be considered to have been made on the last day of that year, regardless of when paid to the trustee.

7.4   ADJUSTMENT OF PARTICIPANTS' ACCOUNTS

            As of each accounting date the committee shall:

            (a) First, credit participants' accounts with their pro rata share of any increase or charge such accounts with their pro rata share of any decrease in the value of the adjusted net worth (as defined below) of each investment fund in which such accounts have an interest as of that date;

            (b) Next, credit participant's contributions, if any, that are to be credited as of that date in accordance with subsection 7.6; and

            (c) Next, allocate and credit employer contributions, if any, that are to be credited as of that date in accordance with subsection 7.5; and

            (d) Next, charge to the participant's account any loan made pursuant to subsection 8.4, and credit any principal and interest paid by the participant on the loan since the preceding accounting date; and

            (e) Next, charge to the proper accounts all payments or distributions made since the last preceding accounting date that have not been charged previously; and

            (f) Finally, credit to the proper accounts and charge the proper accounts of the participant each investment fund transfer made since the last accounting date.

The "adjusted net worth" of an investment fund as at any date means the then net worth of such investment fund as determined by the trustee.

7.5   ALLOCATION OF EMPLOYER CONTRIBUTIONS

            Subject to subsections 7.10 and 7.12, each employer's contributions to the plan will be allocated and credited to the accounts of participants as follows:

            (a) As of each accounting date, the employer's matching contribution for the period ending on that date shall be allocated and credited to the employer contribution accounts of those participants who made 401(k) contributions in accordance with the provisions of subsection 4.1 of the plan.

            (b) As of each regular accounting date, the employer's profit sharing contribution, if any, for the plan year ending on that date shall be allocated and credited to the employer contribution accounts of those participants who were employed by that employer during that year (excluding participants who terminated employment during the year before age 55 years for a reason other than death), pro rata, according to the profit sharing earnings (as defined in subsection 3.7) paid to them, respectively, by such employer during that plan year.


7.6   CREDITING OF PARTICIPANT CONTRIBUTIONS

            Subject to subsections 3.9 and 7.12, each participant's 401(k) contributions and catch-up contributions, if any, will be credited to his 401(k) contribution account, and each participant's after-tax contributions will be credited to his after-tax contribution account, as of the accounting date which ends the accounting period of the plan for which such contributions were made.

7.7   CHARGING DISTRIBUTIONS

            All payments or distributions made to a participant or his beneficiary will be charged to the appropriate accounts of such participant.

7.8   ROLLOVERS

            At the direction of the committee, and in accordance with such rules as the committee may establish from time to time, rollovers described in Section 402(c) of the Internal Revenue Code, rollover contributions described in Section 408(d)(3) of the Internal Revenue Code and benefits of an employee under another plan which meets the requirements of Section 401(a) of the Internal Revenue Code may be received by the trustee, and will be credited to an account established in the name of the employee. Any amount received by the trustee for an employee in accordance with the preceding sentence shall be adjusted from time to time in accordance with subparagraph 7.4(b) and shall be fully vested in the employee for whom it is held under the plan.

7.9   STATEMENT OF ACCOUNT

            As soon as practicable after the last day of each plan year, each participant will be furnished with a statement reflecting the condition of his accounts in the trust fund as of that date. No participant, except one authorized by the committee, shall have the right to inspect the records reflecting the accounts of any other participant.

7.10  CONTRIBUTION LIMITATIONS

            For each plan year, the annual addition (as defined below) to a participant's accounts under the plan shall not exceed the lesser of $40,000 (or such greater amount allowed under Section 415(c)(1) of the Code) or 100% of the participant's Section 415 compensation (as defined below) during that plan year. The term "annual addition" for any plan year means the sum of the employer contributions, participant contributions (excluding catch-up contributions) and forfeitures credited to a participant's accounts for that year. Any participant contributions which cannot be allocated to a participant because of the foregoing limitations (and any gains attributable thereto) shall be returned to him. Any employer contributions which cannot be allocated to a participant because of the foregoing limitations shall be applied to reduce employer contributions in succeeding plan years, in order of time. A participant's "Section 415 compensation" means his total cash compensation for services rendered to the employers as an employee, determined in accordance with Section 415(c)(3) of the Internal Revenue Code and the regulations thereunder, but including any elective deferral (as defined in Section 402(g)(3) of the Internal Revenue Code) and any amount contributed or deferred by an employer at the participant's election which is excludable from income under Section 125,
Section 132(f)(4) or 457 of the Internal Revenue Code.

7.11  COMBINED BENEFIT LIMITATIONS

            If a participant in this plan also is a participant in a defined benefit plan maintained by an employer, the aggregate benefits payable to, or on account of, him under both plans will be determined in a manner consistent with
Section 415 of the Internal Revenue Code and Section 1106 of the Tax Reform Act of 1986. Accordingly, there will be determined with respect to the participant a defined contribution plan fraction and a defined benefit plan fraction in accordance with said Sections 415 and 1106. The benefits provided for the participant under the defined benefit plan will be adjusted to the extent necessary so that the sum of such fractions determined with respect to the participant does not exceed 1.0. The provisions of this subsection 7.11 shall not be effective for any plan year beginning after December 31, 1999.

7.12  LIMITATION ON ALLOCATION OF CONTRIBUTIONS

            Notwithstanding the foregoing provisions of this Section 7, in no event shall the contribution percentage (as defined below) of the highly compensated employees (as defined in subsection 3.10) who are plan participants for any plan year exceed the greater of:

            (a) the contribution percentage of all other participants for the immediately preceding plan year multiplied by 1.25; or

            (b) the contribution percentage of all other participants for the immediately preceding plan year multiplied by 2.0; provided that the contribution percentage of the highly compensated employees does not exceed that of all other participants by more than 2 percentage points.

The "contribution percentage" of a group of participants for a plan year means the average of the ratios (determined separately for each participant in such group) of: (i) the sum of employer matching contributions and participant after-tax contributions allocated to such participant for such plan year; to
(ii) the participant's compensation (as defined in subsection 3.10) for such plan year. For purposes of this subsection 7.12, a participant means any employee who is directly or indirectly eligible to receive employer matching contributions or to make participant after-tax contributions under the plan. The employer matching contributions allocated to and participant after-tax contributions made by the highly compensated employees will be reduced (in the order of their contribution amounts beginning with the largest amount) to the extent necessary to meet the requirements of this subsection 7.12. If, because of the foregoing limitations, a portion of the matching contributions allocated to or the after-tax contributions made by a highly compensated employee may not be credited to his account for a plan year, such portion (and the earnings thereon) shall be distributed to such employee within two and one-half months after the end of that plan year. Notwithstanding any provision to the contrary, an employer need not satisfy the contribution percentage test if it meets the requirements of (1) or (2) below. The requirements of (1) are satisfied if the employer meets the notice and matching contribution requirements under subsection 3.9 and the matching contribution also is not made on employee deferrals which exceed 6% of compensation, the rate of the matching contribution does not increase as the rate of the employee's deferrals increases and the matching contribution for highly compensated employees at any rate of deferral does not exceed the rate of the matching contribution for non-highly compensated employees. The requirements of (2) are satisfied if the employer makes a matching contribution of 100% of each non-highly compensated employee's deferrals (which cannot exceed $6,000) which do not exceed 3% of compensation or a nonelective contribution of 2% for each non-highly compensated employee's compensation, no other employer contributions are made under any other "qualified" plan for any participant for that plan year, and all contributions are fully-vested and nonforfeitable at all times.

7.13  ALLOCATION OF EARNINGS TO DISTRIBUTIONS OF EXCESS CONTRIBUTIONS

            The earnings allocable to distributions of 401(k) contributions exceeding the limits of subsection 3.8, 401(k) contributions exceeding the limits of subsection 3.9 and after-tax contributions exceeding the limits of subsection 7.12 shall be determined by multiplying the earnings attributable to the participant's 401(k) and/or after-tax contributions for the year by a fraction, the numerator of which is the applicable excess amount, and the denominator of which is the balance in the appropriate account of the participant on the last day of such year reduced by gains (or increased by losses) attributable to such account for the year.

                                    SECTION 8

                     WITHDRAWALS AND LOANS DURING EMPLOYMENT

8.1   WITHDRAWAL OF PARTICIPANT CONTRIBUTIONS

            A participant may elect to withdraw all or any portion of the after-tax contributions then credited to his account. A participant who has attained age 59-1/2 may elect to withdraw all or any portion of the balance then credited to his 401(k) contribution account. Each election by a participant under this subsection 8.1 shall be made at such time, in such manner, and in accordance with such rules as the committee shall establish. A former employee who terminated employment before attaining age 55 years may not make a withdrawal under this subsection.

8.2   GENERAL ACCOUNT WITHDRAWALS

            A participant may elect to withdraw any portion of his employer contribution account in excess of employer contributions paid to the trustee on his behalf within two years of the date payment is made to the trustee and any portion of his rollover account at any time; provided, however, the two years' restriction shall not apply if the participant incurs a hardship as defined in subsection 8.6. Each request for withdrawal by a participant under this subsection 8.2 shall be made at such time, in such manner, and in accordance with such rules as the committee shall establish. Each such withdrawal shall be paid to the participant as soon as practicable after the date as of which it is effective after all plan accounting required on or before such withdrawal is completed. A former employee who terminated employment before attaining age 55 years may not make a withdrawal under this subsection. Except as provided in subsection 8.6, a participant may not withdraw any portion of the balance of his 401(k) contribution account or any portion of safe-harbor matching contribution made under subsection 3.9 of the plan (or earnings thereon) until the participant has attained age 59-1/2.

8.3   CHARGING OF WITHDRAWALS

            All withdrawals by a participant under subsection 8.1 or 8.2 shall be charged to the interest of the participant's account in the investment funds on a proportionate basis. Any withdrawal by a participant under subsection 8.2 shall be deemed to apply first to his after-tax contributions, and then to employer contributions and trust fund earnings allocated to his account. In determining the amount any participant may withdraw hereunder, any unpaid loan or loans theretofore made to the participant as permitted under subsection 8.4 shall be taken into account.

8.4   LOANS TO PARTICIPANTS

            While it is the primary purpose of the plan to accumulate funds for the participants when they retire, it is recognized that under some circumstances it is in the best interests of participants to permit loans to be made to them while they continue in the active service of the employers. Accordingly, the committee, pursuant to such rules as it may from time to time establish, and upon written application by a participant supported by such evidence as the committee requests, may direct the trustee to make a loan from the trust fund to a participant subject to the following:

            (a) The principal amount of any loan made to a participant, when added to the outstanding balance of all other loans made to the participant from all qualified plans maintained by the employers, shall not exceed the lesser of:

                  (i) $50,000, reduced by the excess (if any) of the highest outstanding balance during the one year period ending immediately preceding the date of the loan, over the outstanding balance on the date of the loan, of all such loans from all such plans; or

                  (ii) one-half of the participant's vested account balances under the plan.

            (b) Each loan must be evidenced by a written note in a form approved by the committee, shall bear interest at a reasonable rate, and shall require substantially level amortization (with payments at least quarterly) over the term of the loan.

            (c) Each loan shall specify a repayment period that shall not extend beyond five years.

            (d) The committee, in its discretion, may charge the participant a reasonable fee for administering a loan made to him under the plan.

            (e) A participant may not borrow any portion of the balance in his Supplement D account.

            (f) Participant loans will be made only to active employees (including those on an authorized leave of absence or on long-term disability) and the committee shall adopt such other rules regarding the minimum amount of any loan (which cannot exceed $1,000), the number of any loans which may be outstanding, and any other terms and conditions of participant loans, which shall apply to similarly-situated participants in a uniform and non-discriminatory manner.

8.5   DEFAULT ON PLAN LOANS

            Participants will be considered in default of a plan loan pursuant to the following:

            (a) A participant who has terminated employment with the employers (including a deceased participant) will be in default of a plan loan if, on the earlier of the date he (or his beneficiary) receives a distribution of benefits under the plan or the last day of the calendar month following ninety
                  (90) days from his date of termination ("default date"), any loan or portion of a loan made to him under the plan, remains unpaid. The principal balance plus accrued interest will be considered as a payment to the participant as of his default date for income tax purposes.

            (b) A participant who is actively employed by an employer but who is not on a leave of absence or long-term disability will be considered in default on a plan loan at the end of the calendar quarter following the end of a calendar quarter during which the participant has not made the required payments on the loan. A participant who is actively employed by an employer but who is on a leave of absence or long-term disability will be considered in default of a plan loan on the first January 1, April 1, July 1 or October 1 following any twelve month period during which the participant has not made the required payments on the loan. When such a default occurs, the principal balance will be considered a distribution to the participant as of that date for income tax purposes.

            (c) Loan payments shall be suspended under the plan as permitted under Section 414(u) of the Code.

If a participant is (i) actively employed with an employer, (ii) on an authorized leave of absence, or (iii) covered under long-term disability by an employer and defaults on a loan made to him under the plan, he may not request another loan from the plan, unless the participant repays the loan to the plan within the required 5-year period.

8.6   HARDSHIP WITHDRAWALS

            A participant may elect to make in-service withdrawals from a portion of his 401(k) contribution account, subject to the restrictions hereunder provided that the withdrawal is a "hardship withdrawal." Each such election shall be filed with the committee at such time and in such manner as the committee shall determine effective in accordance with such rules as the committee shall establish from time to time. No withdrawal shall be made hereunder until all permitted withdrawals have been made under subsections 8.2 and 8.3, and all loans have been made under subsection 8.4. A participant may withdraw from his 401(k) contribution account an amount equal to the 401(k) contributions (but no earnings thereon) made after January 1, 2002. A withdrawal pursuant to this subsection shall be made from the investment funds in which the applicable accounts are invested in accordance with rules established by the committee. Any hardship withdrawal must be for at least $1,000. A hardship withdrawal is one that is necessary because of a hardship causing immediate and heavy financial need on the participant and that is necessary to satisfy such financial need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. A participant will be deemed not to have other resources available to meet an immediate and heavy financial need if: (1) he has taken all loans available to him pursuant to subsection 8.4; (2) the amount of withdrawal does not exceed the amount necessary to satisfy the immediate financial need; and (3) his ability to make 401(k) contributions is suspended for six months. The committee shall determine whether a participant has incurred an immediate and heavy financial need on the basis of all relevant facts and circumstances and a withdrawal will be deemed to be on account of a substantial financial hardship if it is on account of:

            (a) Expenses for medical care (as described in Section 213(d) of the Internal Revenue Code) incurred by the participant, the participant's spouse or the participant's dependents (as defined in Section 152 of the Code), or necessary for these persons to obtain such medical care, which are not reimbursed by insurance;

            (b) purchase (excluding mortgage payments) of a principal residence of the participant;

            (c) payment of tuition for the next twelve months of post-secondary education for the participant or the participant's spouse, children, or dependents; or

            (d) the need to prevent the eviction of the participant from his principal residence or foreclosure on the mortgage of the participant's principal residence.

In order for the committee to verify whether a participant has an actual substantial financial hardship for which a withdrawal will be authorized the committee may request that the participant provide all information that the committee may request with regard to the nature of the hardship, the amount required to satisfy the financial hardship, his financial status and the availability of other resources (such as insurance reimbursement, reasonable liquidation of assets, cessation of 401(k) contributions, available qualified plan distributions or loans or commercial loans on reasonable terms) to meet such hardship. A participant may not elect to make a hardship withdrawal of any portion of his safe-harbor matching contributions made on his behalf under subsection 3.9.

                                    SECTION 9

                           PAYMENT OF ACCOUNT BALANCES

9.1   NONFORFEITABILITY

            A participant's right to his account balances shall be fully vested and nonforfeitable at all times.

9.2   MANNER OF DISTRIBUTION

            Subject to the conditions set forth below, after each participant's settlement date, distribution of the net credit balances in the participant's accounts as at his settlement date (after all adjustments required under the plan as of that date have been made) will be made to or for the benefit of the participant, or in the case of his death to or for the benefit of his beneficiary, by either or both of the following methods:

            (a)   By payment in a lump sum.

            (b) Beginning on his required commencement date (as defined in subsection 9.3), by payment in a series of annual or more frequent installments over a period not exceeding the "applicable distribution period" as described in Treas. Reg. Section 1.401(a)(9)-5(Q&A-4), provided that if the designated beneficiary is the participant's spouse and such spouse is more than 10 years younger than the participant, the "applicable distribution period" for any year will be the joint life expectancy of the participant and such spouse, with such joint life expectancy determined using the expected return multiples under Section 72 of the Code. For each participant who commenced distributions under this subparagraph prior to January 1, 2002, each distribution he receives on or after January 1, 2002 shall be calculated according to the rules described in the preceding sentence.


If a participant dies after his "required commencement date" (as defined in subsection 9.3), the remaining portion of his benefits must be distributed over a period not exceeding the life expectancy of the designated beneficiary. If a participant dies before his required commencement date, the remaining portion of benefits must be distributed over a period not exceeding the life expectancy of the designated beneficiary, as provided in Treas. Reg. Section 401(a)(9)-5(Q&A-5). If a participant's settlement date occurs because of resignation or dismissal prior to attaining age 55 years, the balance in his account as at his settlement date (after all adjustments required under the plan as of that date have been made) shall be distributed to the participant as soon as practicable thereafter (subject to the provisions of subsection 9.3) by payment in a lump sum. In all other cases, a participant may select, in accordance with such rules as the committee may establish, the method of distributing his benefits to him; a participant, if he so desires, may direct how his benefits are to be paid to his beneficiary; and the committee shall select the method of distributing the participant's benefits to his beneficiary if the participant has not filed a direction with the committee. A participant's benefits shall be paid in cash; provided, however, that a participant may elect, pursuant to such rules as the committee may establish, to receive after his settlement date a distribution of his interest in the Bank of Montreal Stock Fund in the form of whole shares of Bank of Montreal common stock, with the value of any fractional share being paid in cash. For purposes of making distributions under this subsection 9.2, the value of shares of Bank of Montreal common stock shall be determined as of the accounting date as of which the distribution is being made. All distributions under the plan shall comply with the requirements of Section 401(a)(9) of the Internal Revenue Code and the regulations thereunder.

9.3   COMMENCEMENT OF DISTRIBUTIONS

            Except as provided below in this subsection, payment of a participant's benefits will be made (or installment payments will commence) within a reasonable time after his settlement date, but not later than 60 days after (a) the end of the plan year in which his settlement date occurs, or (b) such later date on which the amount of the payment can be ascertained by the committee. If a participant's account balances at the time of distribution exceeds $5,000, distributions may not be made to the participant before age 65 without his consent. Distribution of a participant's benefits shall be made (or installment payments shall commence) by April 1 of the calendar year next following the later of the calendar year in which the participant attains age 70 1/2 or the calendar year in which his settlement date occurs (his "required commencement date"); provided, however, that the required commencement date of a participant who is a five percent owner (as defined in Section 416 of the Internal Revenue Code) with respect to the plan year ending in the calendar year in which he attains age 70 1/2 shall be April 1 of the next following calendar year. Notwithstanding the foregoing, a participant in the plan who attained age 70 1/2 on or before December 31, 1996 and who has not reached his required commencement date (as defined above) may elect to stop receiving benefit payments until his retirement date.

9.4   DESIGNATION OF BENEFICIARY

            Each participant from time to time, by signing a form furnished by the committee, may designate any person or persons (who may be designated concurrently, contingently or successively) to whom his benefits are to be paid if he dies before he receives all of his benefits. A beneficiary designation form will be effective only when the form is filed with the committee while the participant is alive and will cancel all beneficiary designation forms previously filed with the committee. If a participant designates someone other than (or in addition to) his spouse as his primary beneficiary, his spouse must consent in writing to the designation. Such a consent will be effective only if it acknowledges the specific beneficiary and the effect of the beneficiary designation, is witnessed by a plan representative or a notary public, and may not be changed without further spousal consent (unless the consent expressly permits subsequent beneficiary designations without spousal consent). If a participant designates someone other than (or in addition to) his spouse as his primary beneficiary, and his spouse does not (or cannot) consent and is living at his death, the participant's beneficiary designation shall be ineffective, and his benefits shall be distributed to his spouse. If a deceased participant failed to designate a beneficiary as provided above, or if all of the designated beneficiaries die before the participant, the participant's benefits shall be distributed to his spouse or, if there is none, the committee shall direct the trustee to make payment of the participant's benefits to the legal representative of his estate, provided that if no such representative is appointed, to the person responsible for the disposition of the participant's property.

            (a) To or for the benefit of any one or more of the participant's relatives by blood, adoption or marriage who are living at his death, and in such proportions as the committee determines; or

            (b) To the legal representative or representatives of the estate of the participant.

If a beneficiary who is living at the participant's death dies before complete payment of the participant's benefits, the participant's benefits shall be distributed to the legal representative or representatives of the estate of such beneficiary. The term "designated beneficiary" as used in the plan means the person or persons (including a trustee or other legal representative acting in a fiduciary capacity) designated by a participant as his beneficiary in the last effective beneficiary designation form filed with the committee under this subsection and to whom a deceased participant's benefits are payable under the plan. The term "beneficiary" as used in the plan means the natural or legal person or persons to whom a deceased participant's benefits are payable under this subsection. The term "spouse" as used in this subsection means the spouse to whom the participant was married at the earlier of the date of his death or the date payment of his benefits commenced, and who is living at the date of the participant's death.

9.5   MISSING PARTICIPANTS OR BENEFICIARIES

            Each participant and each designated beneficiary must file with the committee from time to time in writing his post office address and each change of post office ad-dress. Any communication, statement or notice addressed to a participant or beneficiary at his last post office address filed with the committee, or if no address is filed with the committee then, in the case of a participant, at his last post office address as shown on the employers' records, will be binding on the participant and his beneficiary for all purposes of the plan. Neither the employers nor the committee will be required to search for or locate a participant or beneficiary. If the committee notifies a participant or beneficiary that he is entitled to a payment and also notifies him of the provisions of this subsection, and the participant or beneficiary fails to claim his benefits or make his whereabouts known to the committee within three years after the notification, the benefits of the participant or beneficiary will be disposed of, to the extent permitted by applicable law, as follows:

            (a) If the whereabouts of the participant then is unknown to the committee but the whereabouts of the participant's spouse then is known to the committee, payment will be made to the spouse;

            (b) If the whereabouts of the participant and his spouse, if any, then is unknown to the committee but the whereabouts of the participant's designated beneficiary then is known to the committee, payment will be made to the designated beneficiary;

            (c) If the whereabouts of the participant, his spouse and the participant's designated beneficiary then is unknown to the committee but the whereabouts of one or more relatives by blood, adoption or marriage of the participant is known to the committee, the committee may direct the trustee to pay the participant's benefits to one or more of such relatives and in such proportions as the committee decides; or

            (d) If the whereabouts of such relatives and the participant's designated beneficiary then is unknown to the committee, the benefits of such participant or beneficiary will be disposed of in an equitable manner permitted by law under rules adopted by the committee.

9.6   FACILITY OF PAYMENT

            When a person entitled to benefits under the plan is under legal disability, or, in the committee's opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the committee may direct the trustee to pay the benefits to any person who has been appointed guardian of the disabled person's estate or any person who possesses a power of attorney over the financial matters for the disabled person. Any pay-ment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the plan. If a deceased participant dies without designating a beneficiary, or if each of his designated beneficiaries predeceases the participant, the participant's benefits shall be paid to his spouse or, if there is none, the trustee shall make payment of the participant's benefits to the participant's estate, provided that if no such estate is created and the probate assets of the participants are less than $50,000, the trustee shall make payment to the person responsible for the disposition of the participant's personal property.

9.7   DIRECT TRANSFER OF ELIGIBLE ROLLOVER DISTRIBUTIONS

            If payment of a participant's benefits constitutes an eligible rollover distribution under Section 402(c)(4) of the Internal Revenue Code, then the participant or other eligible distributee may elect to have such distribution paid directly to an eligible retirement plan described in Section 402(c)(8)(B) of the Internal Revenue Code. Each election under this subsection
9.7 shall be made at such time and in such manner as the committee shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the committee.

9.8   DISTRIBUTION TO ALTERNATE PAYEES

            If a qualified domestic relations order so provides, the committee shall direct the trustee to distribute benefits to an alternate payee as of an accounting date specified in such qualified domestic relations order, without regard to whether such distribution is made or commences prior to the participant's earliest retirement age (as defined in Section 414(p)(4)(B) of the Internal Revenue Code) or the earliest date that the participant could commence receiving benefits under the plan.

                                   SECTION 10

                            ABSENCE AND REEMPLOYMENT

10.1  BREAKS IN SERVICE

            If an employee's employment with an employer or controlled group member should terminate and such employee is subsequently reemployed by an employer or controlled group member, the following shall apply:

            (a) If the employee is reemployed before he has a one-year break in service (as defined below), the credited service to which he was entitled at the time of termination shall be reinstated and, for purposes of subparagraph 2.2(a), the period of his employment termination (but not to exceed 12 months) shall be taken into account in determining his credited service.

            (b) If the employee is reemployed after he has a one-year break in service (as defined below), the credited service to which he was entitled at the time of termination shall be reinstated if he had met the requirements of subparagraph 2.1(e) prior to his termination.

            (c) An employee shall incur a "one year break in service" if he is not in the employ of one or more employers or controlled group members for a period of 12 consecutive months following his termination of employment with the employers and controlled group members.

10.2  RESUMPTION OF PARTICIPATION

            If a participant's employment with all of the employers should terminate and such participant is subsequently reemployed by an employer, he shall again become a participant as soon as practicable after his date of rehire if he then meets the requirements of subparagraphs 2.1(a) through (d). If an employee who is not participating in the plan should terminate employment and then subsequently be reemployed by an employer, his eligibility for participation shall be determined in accordance with subsection 2.1, and he shall become a participant as soon as practicable after his date of rehire if he then meets the requirements of subparagraphs 2.1(a) through (d).

10.3  LEAVE OF ABSENCE

            A leave of absence will not interrupt continuity of service or participation in the plan. A "leave of absence" for plan purposes means an absence from work which is not treated by the employers as a termination of employment or which is required by law to be treated as a leave of absence. Leaves of absence will be granted under employer rules applied uniformly to all employees similarly situated. Notwithstanding any provision of the plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

10.4  MATERNITY AND PATERNITY ABSENCE

            In the case of a maternity or paternity absence (as defined below), the one year periods beginning on the first day of such absence and the first anniversary thereof shall not constitute a one-year break in service. A "maternity or paternity absence" means an employee's absence from work because of the pregnancy of the employee or birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee, or for purposes of caring for the child immediately following such birth or placement. The committee may require the employee to furnish such information as the committee considers necessary to establish that the employee's absence was for one of the reasons specified above.

                                   SECTION 11

                      THE BENEFITS ADMINISTRATION COMMITTEE

11.1  MEMBERSHIP

            The Harris Benefits Administration Committee consisting of five or more persons shall be appointed by the bank as "plan administrator" to administer the plan on behalf of the bank. The Secretary of the bank shall certify to the trustee from time to time each member of the committee, the person who is designated by the bank as the Chairperson of the committee and the person who is selected as Secretary of the committee.

11.2  COMMITTEE'S GENERAL POWERS, RIGHTS AND DUTIES

            Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the committee elsewhere in the plan and the trust agreement, the committee shall have the following discretionary powers, rights and duties:

            (a) To select a secretary, if it believes it advisable, who may but need not be a committee member.

            (b) To construe and interpret the provisions of the plan and make factual determinations thereunder, including the power to determine the rights or eligibility of employees or participants and any other persons, and the amounts of their benefits under the plan, and to remedy ambiguities, inconsistencies or omissions, and such determinations shall be binding on all parties. Benefits under this plan will be paid only if the committee decides in its discretion that the applicant is entitled to them.

            (c) To adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the plan and as are consistent with the plan and trust agreement.

            (d) To enforce the plan in accordance with the terms of the plan and the trust agreement and the rules and regulations adopted by the committee as above.

            (e) To direct the trustee as respects payments or distributions from the trust fund in accordance with the provisions of the plan.

            (f) To direct the trustee to receive funds or other property in accordance with the provisions of the plan and trust agreement.

            (g) To furnish the employers with such information as may be required by them for tax or other purposes in connection with the plan.

            (h) To maintain and adjust participants' accounts in accordance with the provisions of the plan and trust agreement.

            (i) To select and employ agents, attorneys, accountants or other persons (who also may be employed by the employers) and to allocate or delegate to them such powers, rights and duties as the committee may consider necessary or advisable to properly carry out administration of the plan, provided that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants or other persons, shall be in writing.

            (j) To supervise and direct the preparation and distribution of employee communications and reports regarding the plan.

11.3  MANNER OF ACTION

            The following provisions apply where the context admits:

            (a) A committee member by writing may delegate any or all of his rights, powers, duties and discretions to any other member, with the consent of the latter.

            (b) The committee members may act by meeting or by writing signed without meeting, and may sign any document by signing one document or concurrent documents.

            (c) An action or a decision of a majority of the members of the committee as to a matter shall be as effective as if taken or made by all members of the committee.

            (d) If, because of the number qualified to act, there is an even division of opinion among the committee members as to a matter, a disinterested party selected by the committee shall decide the matter and his decision shall control.

            (e) Except as otherwise provided by law, no member of the committee shall be liable or responsible for an act or omission of the other committee members in which the former has not concurred.

            (f) The certificate of the Chairperson or of the Secretary of the committee or of a majority of the committee members that the committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

11.4  INTERESTED COMMITTEE MEMBER

            If a member of the committee is also a participant in the plan, he may not decide or determine any matter or question concerning distributions of any kind to be made to him or the nature or mode of settlement of his benefits unless such decision or determination could be made by him under the plan if he were not serving on the committee.

11.5  RESIGNATION OR REMOVAL OF COMMITTEE MEMBERS

            A member of the committee may be removed by the bank at any time by ten days' prior written notice to him and the other members of the committee. A member of the committee may resign at any time by giving ten days' prior written notice to the bank and the other members of the committee. The bank may fill any vacancy in the membership of the committee; provided, however, that if a vacancy reduces the membership of the committee to less than five, such vacancy shall be filled as soon as practicable. The bank shall give prompt written notice thereof to the other members of the committee. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the committee.

11.6  COMMITTEE EXPENSES

            All costs, charges and expenses reasonably incurred by the committee will be paid from the trust fund unless paid by the employers in such proportions as the bank may direct. No compensation will be paid to a committee member as such.

11.7  INFORMATION REQUIRED BY COMMITTEE

            Each person entitled to benefits under the plan shall furnish the committee with such documents, evidence, data or information as the committee considers necessary or desirable for the purpose of administering the plan. The employers shall furnish the committee with such data and information as the committee may deem necessary or desirable in order to administer the plan. The records of the employers as to an employee's or participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment and earnings will be conclusive on all persons unless determined to the committee's satisfaction to be incorrect. For purposes of subsections 2.1, 2.5 and 2.6 of the plan, the committee shall rely on and shall not be required to review the determination by any employer as to whether any person who performs services for that employer is or is not an employee of that employer and any determination made by an employer shall be final, binding, and conclusive on all persons.

11.8  UNIFORM RULES

            The committee shall administer the plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.

11.9  REVIEW OF BENEFIT DETERMINATIONS

            The committee will provide notice in writing to any participant or beneficiary whose claim for benefits under the plan is denied and the committee shall afford such participant or beneficiary a full and fair review of its decision if so requested.

11.10 COMMITTEE'S DECISION FINAL

            Subject to applicable law, any interpretation of the provisions of the plan and any decisions on any matter within the discretion of the committee made by the committee in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the committee shall make such adjustment on account thereof as it considers equitable and practicable.

                                   SECTION 12

                               GENERAL PROVISIONS

12.1  ADDITIONAL EMPLOYERS

            Any subsidiary or affiliate of the company may adopt the plan and become a party to the trust agreement by:

            (a) Filing with the trustee a written instrument executed by an officer to that effect; and

            (b) Filing with the trustee a written instrument executed by an officer of the bank consenting to such action.

A subsidiary or affiliate of the company may, with the consent of the bank, provide in the instrument by which it adopts the plan that only certain groups or classifications of its employees shall be included, and be considered as employees, under the plan.

12.2  ACTION BY EMPLOYERS

            Any action required or permitted to be taken by an employer under the plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

12.3  WAIVER OF NOTICE

            Any notice required under the plan may be waived by the person entitled to such notice.

12.4  GENDER AND NUMBER

            Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

12.5  CONTROLLING LAW

            Except to the extent superseded by laws of the United States, the laws of Illinois shall be controlling in all matters relating to the plan.

12.6  EMPLOYMENT RIGHTS

            The plan does not constitute a contract of employment, and participation in the plan will not give any employee the right to be retained in the employ of an employer, nor any right or claim to any benefit under the plan, unless such right or claim has specifically accrued under the terms of the plan.

12.7  LITIGATION BY PARTICIPANTS

            If a legal action begun against the trustee, an employer or the committee or any member thereof by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a participant's or other person's benefits, the cost to the trustee, the employers or the committee or any member thereof of defending the action will be charged to the extent permitted by law to the sums, if any, which were involved in the action or were payable to the person concerned.

12.8  INTERESTS NOT TRANSFERABLE

            The interests of persons entitled to benefits under the plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Internal Revenue Code or any state's income tax act or pursuant to a qualified domestic relations order as defined in
Section 414(p) of the Internal Revenue Code, may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

12.9  ABSENCE OF GUARANTY

            Neither the committee nor the employers in any way guarantee the trust fund from loss or depreciation. The liability of the trustee or the committee to make any payment under the plan will be limited to the assets held by the trustee which are available for that purpose.

12.10 EVIDENCE

            Evidence required of anyone under the plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                   SECTION 13

                            AMENDMENT AND TERMINATION

13.1  AMENDMENT

            While the employers expect and intend to continue the plan, the bank reserves the right to amend the plan (in accordance with the procedures set forth in subsection 12.2) from time to time, except as follows:

            (a) The duties and liabilities of the committee cannot be changed substantially without its consent;

            (b) No amendment shall reduce the value of a participant's benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the employers on the date of the amendment;

            (c) Except as provided in subsection 4.7, under no condition shall an amendment result in the return or repayment to any employer of any part of the trust fund or the income from it or result in the distribution of the trust fund for the benefit of anyone other than persons entitled to benefits under the plan; and

            (d) No amendment to change the method of allocating any employer's contributions to participants' accounts, require a change in the vesting or distribution provisions or reduce amounts then credited to participants' accounts shall be effective as applied to the bank unless and until approved by employee-participants employed by the bank and representing not less than fifty-one percent of the total amount contributed by the bank and allocated to the accounts of employee-participants employed by the bank on the last day of the preceding calendar year.


13.2  TERMINATION

            The plan will terminate as to all employers on any date specified by the company (in accordance with the procedures set forth in subsection 10.2) if thirty days' advance written notice of the termination is given to the committee, the trustee and the other employers. The plan will terminate as to an individual employer on the first to occur of the following:

            (a) The date it is terminated by that employer (in accordance with the procedures set forth in subsection 10.2) if 30 days' advance written notice of the termination is given to the committee, the trustee and the other employers.

            (b) The date that employer is judicially declared bankrupt or insolvent.

            (c) The date that employer completely discontinues its contributions under the plan.

            (d) The dissolution, merger, consolidation or reorganization of that employer, or the sale by that employer of all or substantially all of its assets, except that:

                  (i)   in any such event arrangements may be
                        made with the consent of the company
                        whereby the plan will be continued by any successor to that employer or any purchaser of all or substantially all of its assets, in which case the successor or purchaser will be substituted for that employer under the plan and the trust agreement; and

                  (ii) if an employer is merged, dissolved, or in any other way reorganized into, or consolidated with, any other employer, the plan as applied to the former employer will automatically continue in effect without a termination thereof.

13.3  VESTING AND DISTRIBUTION ON TERMINATION

            On termination or partial termination of the plan, the date of termination will be a "special accounting date" and, after all adjustments then required have been made, each affected participant's benefits will be nonforfeitable and will be distributable to the participant or his beneficiary in accordance with the provisions of Section 9.

13.4  NOTICE OF AMENDMENT OR TERMINATION

            Participants will be notified of an amendment or termination of the plan within a reasonable time.

13.5  PLAN MERGER, CONSOLIDATION, ETC.

            In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each participant's benefits if the plan terminated immediately after such merger, consolidation or transfer shall be equal to or greater than the benefits he would have been entitled to receive if the plan had terminated immediately before the merger, consolidation or transfer.

                                  SUPPLEMENT A
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                    VOLUNTARY LIFE INSURANCE FOR PARTICIPANTS

                  A-1. Elections. Subject to the conditions and limitations set forth below in this Supplement A, a Participant may elect to have part of his account balance invested in one or more permanent life insurance policies issued on the life of the Participant, his spouse and/or his children and held by the Trustee. A Participant may elect to discontinue premium payments on any such policy, or to have any such policy surrendered for cash and the cash proceeds thereof credited to his account. Unless waived by the Committee, each election by a Participant under this paragraph A-1 must be in writing and filed with the Committee at such time, in such manner, and in accordance with such rules as the Committee shall establish. Each life insurance policy purchased on the life of the Participant, his spouse and/or his children shall be issued by such insurance company, and shall contain such provisions, as the Committee may determine. Notwithstanding the foregoing, participants are no longer permitted to purchase life insurance policies under the plan.

                  A-2. Premium Payments. The following rules shall apply with respect to any premium payments on life insurance policies purchased under this Supplement A:

                  (a) The Trustee shall not make any premium payment if it exceeds an amount equal to that portion of the Participant's account balance which he would be entitled to receive (after any charges required under the Plan) if his termination occurred on the premium payment date.

                  (b) Except as provided in subparagraph (c) below, any premium payment made by the Trustee on a life insurance policy for or on behalf of a Participant will be limited so that the total amount of such premium payment and the aggregate of such premium payments theretofore made by the Trustee for or on behalf of the Participant will be less than an amount equal to the sum of: (i) the total unwithdrawn contributions made by the Participant under the Plan (other than contributions made under Supplement C and D); and (ii) 25% of the total of the Employer contributions and Forfeitures theretofore credited to the Participant's account under the Plan.

                  (c) The limitations contained in subparagraph (b) above shall not apply if the premium payment will not reduce the Participant's account balance to less than an amount equal to the Employer contributions credited to the Participant's account in the 24-month period ending on the premium payment date.

                  A-3. Accounting. Premium payments made by the Trustee in accordance with an election under paragraph A-1 will be charged in accordance with subparagraph 7.4(a) of the Plan to the respective accounts of the Participants as of the first day of the valuation period during which the premium payment is made; provided, however, that if at a Participant's termination date premium payments have been made by the Trustee but not charged to the Participant's account, the such premium payments shall be charged to the Participant's account before any other adjustments required under the Plan as of that date.

                  A-4. Manner of Distributing Life Insurance Benefits. Subject to the provisions of subsection 9.3 of the Plan, after each Participant's termination date any life insurance policy issued on the life of the Participant, his spouse and/or his children and held by the Trustee shall be assigned to the Participant. In the event of the death of the insured under such a policy, the policy may be assigned to the beneficiary thereunder, or the proceeds thereof may be paid to such beneficiary or, if the Trustee is the beneficiary, credited to the Participant's account.

                                  SUPPLEMENT B
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                        SPECIAL RULES FOR TOP-HEAVY PLANS

                  B-1. Purpose and Effect. The purpose of this Supplement B is to comply with the requirements of Section 416 of the Internal Revenue Code of 1986, as amended, but these provisions shall not apply for any plan year that the only contributions made hereunder are 401(k) contributions and safe-harbor matching contributions which meets the requirements of subsections 3.9 and 7.5.

                  B-2. Top-Heavy Plan. In general, the Plan will be a top-heavy plan for any plan year if, as of the last day of the preceding plan year (the "determination date"), the aggregate account balances of Participants who are key employees (as defined in Section 416(i)(1) of the Internal Revenue Code) exceed 60 percent of the aggregate account balances of all Participants. In making the foregoing determination, the following special rules shall apply:

                  (a) A Participant's account balance shall be increased by the aggregate distributions, if any, made with respect to the Participant during the 1-year period ending on the determination date (or 5-year period ending on that date, if the distribution is for a reason other than death, disability or termination of employment).

                  (b) The account balances of a Participant who was previously a key employee, but who is no longer a key employee, shall be disregarded.

                  (c) The accounts of a beneficiary of a Participant shall be considered accounts of the Participant.

                  (d) The account balances of a Participant who did not perform any services for an Employer during the 5-year period ending on the determination date shall be disregarded.

                  B-3. Key Employee. In general, a "key employee" is an Employee who, at any time during the plan year ending on the determination date, is:

                  (a) an officer of the employer receiving annual compensation greater than $130,000 (or such greater amount pursuant to Section 416(i)(1)(A)(i) of the
                           Code).

                  (b)      a 5 percent owner of an Employer; or

                  (c) a 1 percent owner of an Employer receiving annual compensation from the Employers of more than $150,000.

                  B-4. Minimum Employer Contribution. For any plan year in which the Plan is a top-heavy plan, the Employer contribution credited to each Participant who is not a key employee shall not be less than 3 percent of such Participant's compensation for that year. In no event, however, shall the Employer contribution credited in any year to a Participant who is not a key employee (expressed as a percentage of such Participant's compensation) exceed the maximum Employer contribution credited in that year to a key employee (expressed as a percentage of such key employee's compensation up to $200,000). Any safe-harbor matching contributions made under subsection 3.9 shall be considered an employer contribution under this subsection B-4.

                  B-5. Maximum Earnings. For any plan year in which the Plan is a top-heavy plan, a Participant's compensation in excess of $200,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue for that plan year) shall be disregarded for purposes of subsection 6.4 of the Plan.

                  B-6. Aggregation of Plans. In accordance with Section 416(g)(2) of the Internal Revenue Code, other plans maintained by the Employers may be required or permitted to be aggregated with this Plan for purposes of determining whether the Plan is a top-heavy plan.

                  B-7. No Duplication of Benefits. If the Employers maintain more than one plan, the minimum Employer contribution otherwise required under paragraph B-4 above may be reduced in accordance with regulations of the Secretary of the Treasury to prevent inappropriate duplication of minimum contributions or benefits.

                  B-8. Adjustment of Combined Benefit Limitations. For any plan year in which the Plan is a top-heavy plan, the determination of the defined contribution plan fraction and defined benefit plan fraction under subsection
6.7 of the Plan shall be adjusted in accordance with the provisions of Section 416(h) of the Internal Revenue Code.

                  B-9. Use of Terms. All terms and provisions of the Plan shall apply to this Supplement B, except that where the terms and provisions of the Plan and this Supplement B conflict, the terms and provisions of this Supplement B shall govern.

                                  SUPPLEMENT C
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                    MONEY PURCHASE PENSION PLAN FOR EMPLOYEES

                  C-1. Purpose. The purpose of this Supplement C is to establish a money purchase pension plan to allow certain Employees of the Employers who are not Participants in the Plan to make voluntary contributions under this Supplement C.

                  C-2. Effective Date. The effective date of this Supplement C is January 1, 1981. This Supplement C shall cease to be effective after December 31, 1994.

                  C-3. Participation. Each Employee of an Employer who is a Participant in this Supplement C (a "Supplement C Participant") on January 1, 1982 will continue as a Supplement C Participant, subject to the provisions of paragraph C-11 below, after that date. Each other Employee of an Employer who is not a Participant in the Plan shall become a Supplement C Participant on the last day of the month, beginning January 31, 1982, coincident with or next following the date he meets all of the following requirements:

                  (a) He is either a citizen or resident of the United States of America;

                  (b) His salary from his Employer is computed on an annual, monthly or semi-monthly basis; and

                  (c)      He has completed one year of credited service.

                  C-4. Amount of Contributions. Under the terms stated below, and subject to any limitations contained in the Plan or this Supplement C, a Supplement C Participant, if he so desires, may elect to make contributions under this Supplement C for any calendar year, beginning with the later of the calendar year ending December 31, 1981 or the calendar year in which he becomes a Supplement C Participant, in an amount not more than ten percent of his compensation (as defined in subsection 3.2 of the Plan) for that year. Each such election by a Supplement C Participant under this paragraph C-4 must be in writing and filed with his Employer at such time and in such way as the Committee determines, and shall be deemed to be an irrevocable designation that such contributions are not to be treated as "qualified voluntary employee contributions" under Section 219 of the Internal Revenue Code of 1954.

                  C-5. Changes in Contributions. A Supplement C Participant may elect to vary his contributions under this Supplement C within the limits specified in paragraph C-4, or he may elect to discontinue such contributions effective as of the beginning of any pay period. If a Supplement C Participant discontinues his contributions, he may resume such contributions only as of a date specified for that purpose by the Committee. Each such election shall be made at such time, in such manner, and in accordance with such rules as the Committee shall establish.

                  C-6. Payment of Contributions. A Supplement C Participant's contributions may be made by regular payroll deductions or in any other way approved by the Committee. Supplement C Participant contributions deducted by an Employer shall be paid by such Employer to the Trustee.

                  C-7. Withdrawal of Contributions. A Supplement C Participant may elect to withdraw all or any portion of the contributions made under this Supplement C and then credited to his Supplement C account, provided that no withdrawal under this Paragraph C-7 shall be for less than $200, unless approved by the Committee. Each election by a Participant under this paragraph C-7 shall be permitted only at such time, in such manner, and in accordance with such rules as the Committee shall establish.

                  C-8. Investment of Contributions. Contributions under this Supplement C normally will be invested in the Guaranteed Fund. However, a Supplement C Participant may elect to have all or a portion of his contributions under this Supplement C invested in one or more of the other Investment Funds (other than the Employer Stock Fund). Subject to the foregoing limitations of this paragraph, a Supplement C Participant may also elect that all or a part of his interest in an Investment Fund shall be liquidated and the proceeds thereof transferred to one or more of the other Investment Funds. Each election by a Participant under this paragraph C-8 shall be permitted only at such time, in such manner, and in accordance with such rules as the Committee shall establish.

                  C-9. Accounting. If a Supplement C Participant elects to make contributions, the Committee shall maintain a "Supplement C account" in his name which will reflect his contributions under this Supplement C and the income, losses, appreciation and depreciation attributable thereto. As of each valuation date, the Committee shall:

                  (a) First, charge to each Supplement C account all payments or distributions made from such account since the last preceding valuation date that have not been charged previously;

                  (b) Next, credit each Supplement C account with its pro rata share of any increase or charge such account with its pro rata share of any decrease in the value of the "adjusted net worth" of each Investment Fund in which it has an interest as of that date; and

                  (c) Finally, credit each Supplement C Participant's contributions made since the last preceding valuation date to his Supplement C account.

Contributions not yet allocated to Supplement C accounts will be excluded in determining the adjusted net worth of an Investment Fund.

                  C-10. Vesting. The right of a Supplement C Participant to the balance in his Supplement C account, as adjusted under paragraph C-9 above, shall be nonforfeitable at all times.

                  C-11. Transfer of Accounts. If a Supplement C Participant becomes a Participant in the Plan, he shall cease to be a Supplement C Participant, and the balance in his Supplement C account shall be transferred to the account maintained in his name under the Plan and thereafter shall be held and distributed in accordance with the terms of the Plan.

                  C-12. Distribution. If a Supplement C Participant should terminate employment with all of the Employers for any reason before he becomes a Participant in the Plan, the balance in his Supplement C account shall be paid to him, or in the event of his death to his beneficiary, in a lump sum.

                  C-13. Use of Terms. All terms and provisions of the Plan shall apply to this Supplement C, except that where the terms and provisions of the Plan and this Supplement C conflict, the terms and provisions of this Supplement C shall govern.

                                  SUPPLEMENT D
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                               DEDUCTIBLE DEPOSITS

                  D-1. Purpose. The purpose of this Supplement D is to allow certain Employees of the Employers to make deductible employee contributions ("deposits") under this Supplement D. All deposits made under this Supplement D will be treated as "qualified voluntary employee contributions" under Section 219 of the Internal Revenue Code of 1954. Voluntary contributions made under
Section 3 or Supplement C of the Plan may not be treated as qualified voluntary employee contributions.

                  D-2. Effective Date. The effective date of this Supplement D is January 1, 1982.


                  D-3. Participation. Each Employee of an Employer shall become a Participant in this Supplement D (a "Supplement D Participant") on the date as of which he becomes either a Participant in the Plan or a Supplement C Participant, but not prior to January 1, 1982.

                  D-4. Amount of Deposits. Under the terms stated below, and subject to any limitations contained in the Plan or this Supplement D, a Supplement D Participant, if he so desires, may elect to make deposits under this Supplement D for any calendar year, beginning with the later of the calendar year ending December 31, 1982 or the calendar year in which he becomes a Supplement D Participant, in an amount not more than the lesser of: (a) $2,000, or (b) 100% of his compensation (whether or not earned as a Supplement D Participant) for that year. Each such election by a Supplement D Participant under this paragraph D-4 must be in writing and filed with his Employer at such time and in such way as the Committee determines, but not later than the end of the calendar year for which such deposits are to be made. A Supplement D Participant may not make deposits under this Supplement D for any calendar year ending after the earlier of (i) the date he attains age 70-1/2 years, or (ii) December 31, 1986.

                  D-5. Deduction or Payment of Deposits. A Supplement D Participant's deposits must be made in cash by the end of the calendar year for which they are made. Such deposits may be made by regular payroll deductions or in any other way approved by the Committee. Supplement D Participant deposits deducted by an Employer shall be paid by such Employer to the Trustee.

                  D-6. Variation, Discontinuance and Resumption of Deposits. A Supplement D Participant may elect to change his deposit rate (but not retroactively) within the limits specified in paragraph D-4 above, to discontinue making deposits or to resume deposits. Each such election shall be made at such time, in such manner, and in accordance with such rules as the Committee shall establish.

                  D-7. Investment of Deposits. Deposits under this Supplement D normally will be invested in the Guaranteed Fund. However, a Supplement D Participant may elect to have all or a portion of his deposits under this Supplement D invested in one or more of the other Investment Funds (other than the Employer Stock Fund). Subject to the foregoing limitations of this paragraph, a Supplement D Participant may also elect that all or a part of his interest in an Investment Fund shall be liquidated and the proceeds thereof transferred to one or more of the other Investment Funds. Each election by a Participant under this paragraph D-7 shall be permitted only at such time, in such manner, and in accordance with such rules as the Committee shall establish.

                  D-8. Accounting. If a Supplement D Participant elects to make deposits, the Committee shall maintain a "Supplement D account" in his name which will reflect his deposits under this Supplement D and the income, losses, appreciation and depreciation attributable thereto. As of each valuation date, the Committee shall:

                  (a) First, charge to each Supplement D account all payments or distributions made from such account since the last preceding valuation date that have not been charged previously;

                  (b) Next, credit each Supplement D account with its pro rata share of any increase or charge such account with its pro rata share of any decrease in the value of the "adjusted net worth" of each Investment Fund in which it has an interest as of that date; and

                  (c) Finally, credit each Supplement D Participant's deposits made since the last preceding valuation date to his Supplement D account.

Deposits not yet allocated to Supplement D accounts will be excluded in determining the adjusted net worth of an Investment Fund.

                  D-9. Vesting. The right of a Supplement D Participant to the balance in his Supplement D account, as adjusted under paragraph D-8 above, shall be nonforfeitable at all times.

                  D-10. Withdrawal of Deposits. If the Committee so provides, a Supplement D Participant may elect to withdraw all or any portion of the amount then cred-ited to his Supplement D account. Each election by a Participant under this paragraph D-10 shall be permitted only at such time, in such manner, and in accordance with such rules as the Committee shall establish. Any amounts withdrawn by a Participant from his Supplement D account shall be treated as a distribution of his "accumulated deductible employee contributions" under
Section 72 of the Internal Revenue Code of 1954.

                  D-11. Loans. The balance in a Participant's Supplement D account shall be excluded for purposes of determining the amount of any loan which may be made to the Participant under subsection 7.6 of the Plan.

                  D-12. Distribution. As soon as practicable after each Participant's settlement date, the balance in the Participant's Supplement D account (after all adjustments required under paragraph D-8 as of that date have been made) will be distributed to him by one of the following methods:

                  (a)      By a lump sum payment.

                  (b) By transfer to an individual retirement account established by the Participant.

A Supplement D Participant may elect the method of distributing his benefits under this paragraph D-12; provided that if a Participant fails to make such an election within the time prescribed by the Committee, his Supplement D account shall be distributed under subparagraph (a) above.

                  D-13. Use of Terms. All terms and provisions of the Plan shall apply to this Supplement D, except that where the terms and provisions of the Plan and this Supplement D conflict, the terms and provisions of this Supplement D shall govern.

                                  SUPPLEMENT E
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                           ADOPTION BY ARGO STATE BANK

                  E-1. On July 31, 1982 (the "Closing Date"), Harris Bankcorp, Inc. acquired 100% of the voting shares of Argo State Bank ("Argo"). Effective as of the Closing Date, Argo adopted Employees' Savings and Profit Sharing Plan of Harris Trust and Savings Bank and Affiliated Companies (the "Harris Plan") for the benefit of its eligible employees and became a party to Employees' Savings and Profit Sharing Trust Fund of Harris Trust and Savings Bank and Affiliated Companies as an employer thereunder. Prior to the Closing Date, Argo was an employer under a savings plan (the "Argo Plan") for the benefit of certain of its eligible employees.

                  E-2. Salaried employees of Argo on the Closing Date who, immediately prior to that date, were covered under the Argo Plan will become Participants in the Harris Plan effective as of the Closing Date. Other salaried employees of Argo on the Closing Date will become Participants in the Harris Plan on the earlier of the date they satisfy the eligibility requirements of the Harris Plan or the date they would have satisfied the eligibility requirements of the Argo Plan. Employees hired by Argo after the Closing Date will become Participants in the Harris Plan on the date they satisfy the eligibility requirements of the Harris Plan.

                  E-3. The last continuous period of employment of an employee with Argo prior to the Closing Date shall be included in his credited service for purposes of determining when he satisfies the eligibility requirements of the Harris Plan.

                  E-4. All provisions of the Harris Plan, to the extent that they are consistent with the provisions of this Supplement, shall apply to employees of Argo covered under the Harris Plan. Unless the context clearly implies or indicates the contrary, a word, term or phrase used in the Harris Plan is similarly used or defined in this Supplement.

                                  SUPPLEMENT F
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                ADOPTION BY ROSELLE STATE BANK AND TRUST COMPANY

                  F-1. Introduction. Effective as of January 1, 1983, Roselle State Bank and Trust Company ("Roselle") adopted Employees' Savings and Profit Sharing Plan of Harris Trust and Savings Bank and Affiliated Companies (the "Harris Plan") as an amendment, restatement and continuation of the profit sharing plan (the "Roselle Plan") incorporated in Roselle State Bank and Trust Company Profit Sharing Plan and Trust (the "Roselle Trust"). The Roselle Trust is being merged into and continued in the form of Employees' Savings and Profit Sharing Trust Fund of Harris Trust and Savings Bank and Affiliated Companies.

                  F-2. Participation in the Harris Plan. Employees of Roselle on December 31, 1982 who were covered under the Roselle Plan on that date will become Participants in the Harris Plan effective as of January 1, 1983. Other employees of Roselle will become Participants in the Harris Plan on the date they satisfy the eligibility requirements of the Harris Plan. The last continuous period of employment of an employee with Roselle prior to January 1, 1983 shall be included in his credited service for purposes of determining when he satisfies the eligibility requirements of the Harris Plan.

                  F-3. Employer Contributions by Roselle. Notwithstanding the provisions of subsection 4.3 of the Harris Plan, for each calendar year for which Roselle has been designated as a Separate Employer pursuant to Section 17 or subsection 4.1 of the Harris Plan, Roselle will contribute to the Harris Plan such amount, if any, as shall be determined by the Board of Directors of Roselle. The provisions of this paragraph F-3 shall cease to be effective after December 31, 1994.

                  F-4. Accounts. The Committee shall establish a separate account under the Harris Plan in the name of each participant in the Roselle Plan whose interest thereunder is transferred to the Harris Plan, with an opening balance equal to the amount transferred to the Harris Plan on his behalf.

                  F-5. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement F, except that where the terms and provisions of the Harris Plan and this Supplement F conflict, the terms and provisions of this Supplement F shall govern.

                                  SUPPLEMENT G
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                  ADOPTION BY HARRIS TRUST COMPANY OF NEW YORK

                  G-1. Introduction. On or about September 30, 1983, Harris Trust Company of New York ("HTCNY") acquired the Shareholder Services operations of Chemical Bank ("Chemical"), and certain employees of Chemical ("Transferred Employees") transferred to employment with HTCNY. Effective as of January 3, 1984, HTCNY adopted Employees' Savings and Profit Sharing Plan of Harris Trust and Savings Bank and Affiliated Companies (the "Harris Profit Sharing Plan") for the benefit of its eligible employees and became a party to Employees' Savings and Profit Sharing Trust Fund of Harris Trust and Savings Bank and Affiliated Companies as an Employer thereunder. Prior to their employment by HTCNY, certain Transferred Employees were covered under Profit Sharing Plan of Chemical Bank and Certain Affiliates (the "Chemical Profit Sharing Plan").

                  G-2. Participation in the Harris Profit Sharing Plan. Transferred Employees who were covered under the Chemical Profit Sharing Plan immediately prior to their employment with HTCNY will become Participants in the Harris Profit Sharing Plan effective as of the date of their employment by HTCNY. Other Transferred Employees will become Participants in the Harris Profit Sharing Plan upon the completion of three years of credited service. A Transferred Employee's last continuous period of employment with Chemical prior to his employment by HTCNY shall be included in his credited service. Other employees hired by HTCNY will become participants in the Harris Profit Sharing Plan when they satisfy the eligibility requirements of the Harris Profit Sharing Plan.

                  G-3. Use of Terms. All terms and provisions of the Harris Profit Sharing Plan shall apply to this Supplement G, except that where the terms and provisions of the Harris Profit Sharing Plan and this Supplement G conflict, the terms and provisions of this Supplement G shall govern.

                                  SUPPLEMENT H
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                          ADOPTION BY BANK OF MONTREAL

                  H-1. Introduction. Effective as of September 4, 1984, Harris Bankcorp, Inc. became a wholly owned subsidiary of Bank of Montreal ("BMO"). Effective as of July 1, 1985, BMO adopted Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") for the benefit of certain of its United States employees ("eligible BMO employees") and became a party to Employees' Savings and Profit Sharing Trust Fund of Bank of Montreal/Harris as an Employer thereunder.

                  H-2. Participation in the Harris Plan. Each eligible BMO employee shall become a Participant in the Harris Plan on the first day of the month, beginning July 1, 1985, coincident with or next following the date he satisfies the eligibility requirements of the Harris Plan. Employment with BMO prior to July 1, 1985 shall be included in an eligible BMO employee's credited service for purposes of determining when he satisfies the eligibility requirements of the Harris Plan, and all such employment (whether or not continuous) shall be taken into account in the case of an employee who was employed by BMO on June 30, 1985.

                  H-3. Employer Contributions by BMO. Notwithstanding the provisions of subsection 4.3 of the Harris Plan, for each calendar year for which BMO has been designated as a Separate Employer pursuant to Section 17 or subsection 4.1 of the Harris plan, BMO will contribute to the Harris Plan such amount, if any, as shall be determined by BMO. The provisions of this paragraph H-3 shall cease to be effective after December 31, 1994.

                  H-4. Accounts. Certain eligible BMO employees are Members in Bank of Montreal U.S. Pension Plan (the "BMO Plan"). The Committee shall establish a separate account under the Harris Plan in the name of each Member in the BMO Plan whose Accumulated Contributions thereunder (as defined in Section
10.05 of the BMO Plan) are transferred to the Harris Plan, with an opening balance equal to the amount transferred to the Harris Plan on his behalf.

                  H-5. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement H, except that where the terms and provisions of the Harris Plan and this Supplement H conflict, the terms and provisions of this Supplement H shall govern.

                                  SUPPLEMENT I
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                         COVERAGE OF FORMER EMPLOYEES OF
                          NATIONAL WESTMINSTER BANK USA

                  I-1. Introduction. On or about January 18, 1985, Harris Trust Company of New York ("HTCNY") acquired the Shareholder Services operations of National Westminster Bank USA ("Westminster"), and certain employees of Westminster ("Transferred Employees") transferred to employment with HTCNY. HTCNY has adopted Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") for the benefit of its eligible employees. Prior to their employment by HTCNY, certain Transferred Employees were covered under Westminster Savings Plan (the "Westminster Plan").

                  I-2. Participation in the Harris Plan. Transferred Employees who were covered under the Westminster Plan immediately prior to their employment with HTCNY will become Participants in the Harris Plan effective as of the date of their employment by HTCNY. Other Transferred Employees will become Participants in the Harris Plan upon the completion of three years of credited service. A Transferred Employee's last continuous period of employment with Westminster prior to his employment by HTCNY shall be included in this credited service.

                  I-3. Accounts. The Committee shall establish a separate account under the Harris Plan in the name of each Transferred Employee whose interest under the Westminster Plan is transferred to the Harris Plan, with an opening balance equal to the amount transferred to the Harris Plan on his behalf.

                  I-4. Use of Terms. All terms and provisions of the Harris plan shall apply to this Supplement I, except that where the terms and provisions of the Harris Plan and this Supplement I conflict, the terms and provisions of this Supplement I shall govern.

                                  SUPPLEMENT J
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                 ADOPTION BY DERIVATIVE MARKETS MANAGEMENT, INC.

                  J-1. Introduction. Effective as of March 20, 1986, Derivative Markets Management, Inc. ("DMM") adopted Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") for the benefit of its eligible employees and became a party to Employees' Savings and Profit Sharing Trust Fund of Bank of Montreal/Harris as an Employer thereunder.

                  J-2. Employer Contributions by DMM. Notwithstanding the provisions of subsection 4.3 of the Harris Plan, for each calendar year for which DMM has been designated as a Separate Employer pursuant to Section 17 or subsection 4.1 of the Harris Plan, DMM will contribute to the Harris Plan such amount, if any, as shall be determined by DMM.

                  J-3. The chief executive officer of DMM will not participate in DMM contributions under the Harris Plan.

                  J-4. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement J, except that where the terms and provisions of the Harris Plan and this Supplement J conflict, the terms and provisions of this Supplement J shall govern. This Supplement J shall cease to be effective after December 31, 1994.

                                  SUPPLEMENT K
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                   ADOPTION BY HARRIS BANK WILLAMETTE, N.A.

         K-1. Introduction. As of January 1, 1987 (the "Effective Date"), Harris Bank Willamette, N.A. ("Willamette") adopted Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") as an amendment, restatement and continuation of First National Bank of Willamette Profit Sharing Retirement Plan (the "Willamette Plan"). First National Bank of Willamette Profit Sharing Retirement Trust is being merged into and continued in the form of Employees' Savings and Profit Sharing Trust Fund of Bank of Montreal/Harris.

         K-2. Participation in the Harris Plan. Employees of Willamette on the Effective Date who, immediately prior to that date, were covered under the Willamette Plan will become Participants in the Harris Plan on the Effective Date. Other employees of Willamette on the Effective Date will become Participants in the Harris Plan on the earlier of the date they satisfy the eligibility requirements of the Harris Plan or the date they would have satisfied the eligibility requirements of the Willamette Plan. Employees hired by Willamette after the Effective Date will become Participants in the Harris Plan on the date they satisfy the eligibility requirements of the Harris Plan. The last continuous period of employment of an employee with Willamette prior to the Effective Date shall be included in his credited service for purposes of determining when he satisfies the eligibility requirements of the Harris plan.

         K-3. Employer Contributions by Willamette. Notwithstanding the provisions of subsection 4.3 of the Harris Plan, for each calendar year for which Willamette has been designated as a Separate Employer pursuant to Section 17 or subsection 4.1 of the Harris Plan, Willamette will contribute to the Harris Plan such amount, if any, as shall be determined by the Board of Directors of Willamette. The provisions of this paragraph K-3 shall cease to be effective after December 31, 1994.

         K-4. Accounts. The Committee shall establish a separate account under the Harris plan in the name of each participant in the Willamette Plan whose interest thereunder is transferred to the Harris Plan, with an opening balance equal to the amount transferred to the Harris Plan on his behalf.

         K-5. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement K, except that where the terms and provisions of the Harris Plan and this Supplement K conflict, the terms and provisions of this Supplement K shall govern.

                                  SUPPLEMENT L
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                         COVERAGE OF FORMER EMPLOYEES OF
                            MARINE MIDLAND BANK, N.A.

         L-1. Introduction. On or about September 20, 1985, Harris Trust Company of New York ("HTCNY") acquired the Shareholder Services operations of Marine Midland Bank, N.A. ("MMB"), and certain employees of MMB ("Transferred Employees') transferred to employment with HTCNY. HTCNY has adopted Employees' Savings and Profit Sharing Plan of Bank of Montreal/ Harris (the "Harris Plan") for the benefit of its eligible employees. Prior to their employment by HTCNY, certain Transferred Employees were covered under The Marine Midland Thrift Incentive Plan (the "MMB Savings Plan").

         L-2. Participation in the Harris Plan. Transferred Employees who were covered under the MMB Savings Plan immediately prior to their employment with HTCNY will become Participants in the Harris Plan effective as of the date of their employment by HTCNY. Other Transferred Employees will become Participants in the Harris Plan upon the completion of three years of credited service. A Transferred Employee's last continuous period of employment with MMB prior to his employment by HTCNY shall be included in his credited service.

         L-3. Accounts. The Committee shall establish a separate account under the Harris Plan in the name of each Transferred Employee whose interest under the MMB Savings Plan is transferred to the Harris Plan, with an opening balance equal to the amount transferred to the Harris Plan on his behalf.

         L-4. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement L, except that where the terms and provisions of the Harris Plan and this Supplement L conflict, the terms and provisions of this Supplement L shall govern.

                                  SUPPLEMENT M
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                    ADOPTION BY HARRIS BANK BARRINGTON, N.A.

         M-1. Introduction. As of January 1, 1989 (the "Effective Date"), Harris Bank Barrington, N.A. ("Barrington") adopted Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") as an amendment, restatement and continuation of First Retirement Estates Plan of Harris Bank Barrington (the "Barrington Plan"). First Retirement Estates of Harris Bank Barrington is being merged into and continued in the form of Employees' Savings and Profit Sharing Trust Fund of Bank of Montreal/Harris.

         M-2. Participation in the Harris Plan. Employees of Barrington on the Effective Date who, immediately prior to that date, were covered under the Barrington Plan will become Participants in the Harris Plan on the Effective Date. Other employees of Barrington will become Participants in the Harris Plan on the date they satisfy the eligibility requirements of the Harris Plan. The last continuous period of employment of an employee with Barrington prior to the Effective Date shall be included in his credited service for purposes of determining when he satisfies the eligibility requirements of the Harris Plan.

         M-3. Allocation of Employer Contributions. Notwithstanding the provisions of subsection 3.7 of the Harris Plan, an employee of Barrington on the Effective Date will be entitled to share in Employer contributions after he has completed one year of credited service.

         M-4. Accounts. The Committee shall establish a separate account under the Harris Plan in the name of each participant in the Barrington Plan whose interest thereunder is transferred to the Harris Plan, with an opening balance equal to the amount transferred to the Harris Plan on his behalf.

         M-5. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement M, except that where the terms and provisions of the Harris Plan and this Supplement M conflict, the terms and provisions of this Supplement M shall govern.

                                  SUPPLEMENT N
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                      ADOPTION BY HARRIS BANK LIBERTYVILLE

         N-1. Introduction. As of July 1, 1990 (the "Effective Date"), Harris Bank Libertyville ("Libertyville") adopted Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan").

         N-2. Participation in the Harris Plan. Employees of Libertyville will become Participants in the Harris Plan on the first day of the month, beginning with the Effective Date, on which they satisfy the eligibility requirements of the Harris Plan. The last continuous period of employment of an employee with Libertyville prior to the Effective Date shall be included in his credited service for purposes of determining when he satisfies the eligibility requirements of the Harris Plan.

         N-3. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement N, except that where the terms and provisions of the Harris Plan and this Supplement N conflict, the terms and provisions of this Supplement N shall govern.

                                  SUPPLEMENT O
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                     ADOPTION BY HARRIS BANK HINSDALE, N.A.

         O-1. Introduction. As of July 1, 1992 (the "Effective Date"), Harris Bank Hinsdale, N.A. ("Hinsdale") adopted Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan"). Prior to the Effective Date, certain Hinsdale employees were covered under a profit sharing plan maintained by Hinsdale (the "Hinsdale Plan"). The Hinsdale Plan was terminated effective October 31, 1991 (the "Termination Date"), and certain accounts of participants in the Hinsdale Plan are being transferred to the Harris Plan.

         O-2. Participation in the Harris Plan. Employees of Hinsdale who were hired on or before the Termination Date will become Participants in the Harris Plan on the Effective Date. Employees hired by Hinsdale after the Termination Date will become Participants in the Harris Plan on the date they satisfy the eligibility requirements of the Harris Plan. The last continuous period of employment of an employee with Hinsdale prior to the Effective Date shall be included in his credited service for purposes of determining when he satisfies the eligibility requirements of the Harris Plan.

         O-3. Allocation of Employer Contributions. Notwithstanding the provisions of subsection 7.5 of the Harris Plan, an employee of Hinsdale who became a Participant in the Harris Plan on the Effective Date will be entitled to share in Employer contributions based on: (a) his compensation on and after January 1, 1992 if he was or would have become a participant in the Hinsdale Plan on or before January 1, 1992; and (b) his compensation on and after the Effective Date if he would have become a participant in the Hinsdale plan after January 1, 1992.

         O-4. Accounts. The Committee shall establish a separate account under the Harris Plan in the name of each participant in the Hinsdale Plan whose interest thereunder is transferred to the Harris Plan, with an opening balance equal to the amount transferred to the Harris Plan on his behalf.

         O-5. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement O, except that where the terms and provisions of the Harris Plan and this Supplement O conflict, the terms and provisions of this Supplement O shall govern.

                                  SUPPLEMENT P
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                      ADOPTION BY HARRIS BANK BATAVIA, N.A.

         P-1. Introduction. As of January 1, 1989 (the "Effective Date"), Harris Bank Batavia, N.A. ("Batavia") adopted Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") as an amendment, restatement and continuation of The First National Bank of Batavia Profit Sharing Plan (the "Batavia Plan").

         P-2. Participation in the Harris Plan. Employees of Batavia on the Effective Date who, immediately prior to that date, were covered under the Batavia Plan will become Participants in the Harris Plan on the Effective Date. Other employees of Batavia will become Participants in the Harris Plan on the date they satisfy the eligibility requirements of the Harris Plan. The last continuous period of employment of an employee with Batavia prior to the Effective Date shall be included in his credited service for purposes of determining when he satisfies the eligibility requirements of the Harris Plan.

         P-3. Accounts. The Committee shall establish a separate account under the Harris Plan in the name of each participant in the Batavia Plan whose interest thereunder is transferred to the Harris Plan, with an opening balance equal to the amount transferred to the Harris Plan on his behalf.

         P-4. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement P, except that where the terms and provisions of the Harris Plan and this Supplement P conflict, the terms and provisions of this Supplement P shall govern.

                                  SUPPLEMENT Q
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                        ADOPTION BY HARRIS BANK FRANKFORT

         Q-1. Introduction. As of October 1, 1990 (the "Effective Date"), Harris Bank Frankfort ("Frankfort") adopted Employees' Savings and Profit Sharing Plan of Bank of Montreal/ Harris (the "Harris Plan").

         Q-2. Participation in the Harris Plan. Employees of Frankfort will become Participants in the Harris Plan on the first day of the month, beginning with the Effective Date, on which they satisfy the eligibility requirements of the Harris Plan. The last continuous period of employment of an employee with Frankfort prior to the Effective Date shall be included in his credited service for purposes of determining when he satisfies the eligibility requirements of the Harris Plan.

         Q-3. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement Q, except that where the terms and provisions of the Harris Plan and this Supplement Q conflict, the terms and provisions of this Supplement Q shall govern.

                                  SUPPLEMENT R
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                       ADOPTION BY HARRIS BANK NAPERVILLE

         R-1. Introduction. As of January 1, 1994 (the "Effective Date"), Harris Bank Naperville ("Naperville") is adopting Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") as an amendment, restatement and continuation of the profit sharing plan maintained by Naperville (the "Naperville Plan"), and the trust forming a part of the Naperville Plan is being merged into and continued in the form of Employees' Savings and Profit Sharing Trust Fund of Bank of Montreal/ Harris.

         R-2. Participation in the Harris Plan. Salaried and regular hourly employees of Naperville on November 15, 1993 will become Participants in the Harris Plan on the Effective Date. Other employees of Naperville will become Participants in the Harris Plan on the date they satisfy the eligibility requirements of the Harris Plan. The last continuous period of employment of an employee with Naperville prior to the Effective Date shall be included in his credited service for purposes of determining when he satisfies the eligibility requirements of the Harris Plan; provided that salaried and regular hourly employees of Naperville on November 15, 1993 will be deemed to have completed two years of credited service on the Effective Date for purposes of subsection
3.7 of the Harris Plan.

         R-3. Accounts. The Committee shall establish a separate account under the Harris Plan in the name of each participant in the Naperville Plan whose interest thereunder is transferred to the Harris Plan, with an opening balance equal to the amount transferred to the Harris Plan on his behalf.

         R-4. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement R, except that where the terms and provisions of the Harris Plan and this Supplement R conflict, the terms and provisions of this Supplement R shall govern.

                                  SUPPLEMENT S
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                       ADOPTION BY HARRIS BANK ST. CHARLES

         S-1. Introduction. As of January 1, 1994 (the "Effective Date"), Harris Bank St. Charles ("St. Charles") is adopting Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") as an amendment, restatement and continuation of the profit sharing plan maintained by St. Charles (the "St. Charles Plan"), and the trust forming a part of the St. Charles Plan is being merged into and continued in the form of Employees' Savings and Profit Sharing Trust Fund of Bank of Montreal/Harris.

         S-2. Participation in the Harris Plan. Salaried and regular hourly employees of St. Charles on November 15, 1993 will become Participants in the Harris Plan on the Effective Date. Other employees of St. Charles will become Participants in the Harris Plan on the date they satisfy the eligibility requirements of the Harris Plan. The last continuous period of employment of an employee with St. Charles prior to the Effective Date shall be included in his credited service for purposes of determining when he satisfies the eligibility requirements of the Harris Plan; provided that salaried and regular hourly employees of St. Charles on November 15, 1993 will be deemed to have completed two years of credited service on the Effective Date for purposes of subsection
3.7 of the Harris Plan.

         S-3. Accounts. The Committee shall establish a separate account under the Harris Plan in the name of each participant in the St. Charles Plan whose interest thereunder is transferred to the Harris Plan, with an opening balance equal to the amount transferred to the Harris Plan on his behalf.

         S-4. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement S, except that where the terms and provisions of the Harris Plan and this Supplement S conflict, the terms and provisions of this Supplement S shall govern.

                                  SUPPLEMENT T
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                     ADOPTION BY HARRIS BANK WINNETKA, N.A.

         T-1. Introduction. As of January 1, 1994 (the "Effective Date"), Harris Bank Winnetka, N.A. ("Winnetka") is adopting Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") as an amendment, restatement and continuation of the profit sharing plan maintained by Winnetka (the "Winnetka Plan"), and the trust forming a part of the Winnetka Plan is being merged into and continued in the form of Employees' Savings and Profit Sharing Trust Fund of Bank of Montreal/ Harris.

         T-2. Participation in the Harris Plan. Salaried and regular hourly employees of Winnetka on November 15, 1993 will become Participants in the Harris Plan on the Effective Date; provided that Byron A. Warnes shall not be a Participant in the Harris Plan. Other employees of Winnetka will become Participants in the Harris Plan on the date they satisfy the eligibility requirements of the Harris Plan. The last continuous period of employment of an employee with Winnetka prior to the Effective Date shall be included in his credited service for purposes of determining when he satisfies the eligibility requirements of the Harris Plan; provided that salaried and regular hourly employees of Winnetka on November 15, 1993 will be deemed to have completed two years of credited service on the Effective Date for purposes of subsection 3.7 of the Harris Plan.

         T-3. Accounts. The Committee shall establish a separate account under the Harris Plan in the name of each participant in the Winnetka Plan whose interest thereunder is transferred to the Harris Plan, with an opening balance equal to the amount transferred to the Harris Plan on his behalf.

         T-4. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement T, except that where the terms and provisions of the Harris Plan and this Supplement T conflict, the terms and provisions of this Supplement T shall govern.

                                  SUPPLEMENT U
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                ADOPTION BY HARRIS BANK GLENCOE-NORTHBROOK, N.A.

         U-1. Introduction. As of January 1, 1994 (the "Effective Date"), Harris Bank Glencoe-Northbrook, N.A. ("Glencoe") is adopting Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") as an amendment, restatement and continuation of the profit sharing plan maintained by Glencoe (the "Glencoe Plan"), and the trust forming a part of the Glencoe Plan is being merged into and continued in the form of Employees' Savings and Profit Sharing Trust Fund of Bank of Montreal/Harris.

         U-2. Participation in the Harris Plan. Salaried and regular hourly employees of Glencoe on November 15, 1993 will become Participants in the Harris Plan on the Effective Date. Other employees of Glencoe will become Participants in the Harris Plan on the date they satisfy the eligibility requirements of the Harris Plan. The last continuous period of employment of an employee with Glencoe prior to the Effective Date shall be included in his credited service for purposes of determining when he satisfies the eligibility requirements of the Harris Plan; provided that salaried and regular hourly employees of Glencoe on November 15, 1993 will be deemed to have completed two years of credited service on the Effective Date for purposes of subsection 3.7 of the Harris Plan.

         U-3. Accounts. The Committee shall establish a separate account under the Harris Plan in the name of each participant in the Glencoe Plan whose interest thereunder is transferred to the Harris Plan, with an opening balance equal to the amount transferred to the Harris Plan on his behalf.

         U-4. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement U, except that where the terms and provisions of the Harris Plan and this Supplement U conflict, the terms and provisions of this Supplement U shall govern.

                                  SUPPLEMENT V
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                    ADOPTION BY NESBITT BURNS SECURITIES INC.

         V-1. Introduction. Effective as of April 1, 1992 (the "Effective Date"), Nesbitt Burns Securities Inc. (formerly known as Harris Nesbitt Thomson Securities Inc.) -- referred to below as "Nesbitt Burns" -- adopted Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") for the benefit of its employees who are residents of and employed in the United States of America ("U.S. employees").

         V-2. Participation in the Harris Plan. Beginning on the Effective Date, U.S. employees of Nesbitt Burns became participants in the Harris Plan on the first day of the month coincident with or next following the date they satisfied the eligibility requirements of the Harris Plan.

         V-3. Service. A U.S. employee's service with Nesbitt Burns prior to the Effective Date shall not be included in his credited service under the Harris Plan.

         V-4. Employer Contributions. Nesbitt Burns shall make both employer matching contributions under subsection 4.1 of the Harris Plan and employer profit sharing contributions under subsection 4.3 of the Harris Plan.

         V-5. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement V, except that where the terms and provisions of the Harris Plan and this Supplement V conflict, the terms and provisions of this Supplement V shall govern.

                                  SUPPLEMENT W
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                           ADOPTION BY SUBURBAN BANKS

         W-1. Introduction. Effective as of January 1, 1995 (the "Effective Date"), Harris Bank Palatine N.A., Harris Bank Oakbrook Terrace, Harris Bank Arlington Meadows, Harris Bank Bartlett, Harris Bank Hoffman-Schaumburg, Harris Bank Aurora, N.A., Suburban Bank of Barrington, Harris Bank Elk Grove, N.A., Harris Bank Marengo, Harris Bank Cary-Grove, Harris Bank Westchester, Harris Bank Huntley and Harris Bank Woodstock (collectively referred to below as the "Suburban Banks" and sometimes individually as a "Suburban Bank") have adopted Employees' Savings and Profit Sharing Plan of Bank of Montreal/ Harris (the "Harris Plan") as an amendment, restatement and continuation of the profit sharing plan maintained by the Suburban Banks (the "Suburban Plan"), and the trust forming a part of the Suburban Plan was merged into and continued in the form of Employees' Savings and Profit Sharing Trust Fund of Bank of Montreal/Harris, effective July 1, 1995.

         W-2. Participation in the Harris Plan. Salaried and regular hourly employees of the Suburban Banks on December 31, 1994 will become participants in the Harris Plan on the Effective Date. Other employees of the Suburban Banks will become participants in the Harris Plan on the date they satisfy the eligibility requirements of the Harris Plan. The last continuous period of employment of an employee with the Suburban Banks prior to the Effective Date shall be included in his credited service for purposes of determining when he satisfies the eligibility requirements of the Harris Plan; provided that salaried and regular hourly employees of the Suburban Banks on December 31, 1994 will be deemed to have completed two years of credited service on the Effective Date for purposes of subsection 3.7 of the Harris Plan.

         W-3. Accounts. The Committee shall establish a separate account under the Harris Plan in the name of each participant in the Suburban Plan whose interest thereunder is transferred to the Harris Plan, with an opening balance equal to the amount transferred to the Harris Plan on his behalf.

         W-4. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement W, except that where the terms and provisions of the Harris Plan and this Supplement W conflict, the terms and provisions of this Supplement W shall govern.

                                  SUPPLEMENT X
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                         COVERAGE OF FORMER EMPLOYEES OF
                          HOUSEHOLD INTERNATIONAL, INC.

            X-1. Introduction. On or about June 29, 1996, Harris Trust and Savings Bank ("Harris") acquired certain facilities and operations of Household International, Inc. ("Household"), and certain employees of Household ("Transferred Employees") transferred to employment with Harris. Harris maintains Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") for the benefit of its eligible employees. Prior to their employment by Harris, certain Transferred Employees were covered under Household International Tax Reduction Incentive Plan ("TRIP").

            X-2. Participation in the Harris Plan. Transferred Employees who were covered under TRIP immediately prior to their employment with Harris will become participants in the Harris Plan effective as of the date of their employment by Harris. Other Transferred Employees will become participants in the Harris Plan upon the completion of one year of credited service and satisfaction of the other requirements of subsection 2.1 of the Harris Plan. A Transferred Employee's last continuous period of employment with Household prior to his employment by Harris shall be included in his credited service.

            X-3. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement X, except that where the terms and provisions of the Harris Plan and this Supplement X conflict, the terms and provisions of this Supplement X shall govern.

                                  SUPPLEMENT Y
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                           ADOPTION BY BURNS FRY INC.

            Y-1. Introduction. Effective as of January 1, 1997 (the "Effective Date"), Burns Fry Inc. ("Burns Fry") has adopted Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") for the benefit of its employees who are residents of and employed in the United States of America ("U.S. employees").

            Y-2. Participation in the Harris Plan. Beginning on the Effective Date, U.S. employees of Burns Fry will become participants in the Harris Plan on the date they satisfy the eligibility requirements of the Harris Plan.

            Y-3. Service. A U.S. employee's service with Burns Fry prior to the Effective Date shall be included in his credited service under the Harris Plan.

            Y-4. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement Y, except that where the terms and provisions of the Harris Plan and this Supplement Y conflict, the terms and provisions of this Supplement Y shall govern.

                                  SUPPLEMENT Z
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                    COVERAGE OF FORMER EMPLOYEES OF KEY CORP.

            Z-1. Introduction. On and after January 2, 1997, Harris Trust and Savings Bank ("Harris") acquired certain shareholder services operations of Key Corp. ("Key"), and certain employees of Key ("Transferred Employees") transferred to employment with Harris. Harris maintains Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") for the benefit of its eligible employees.

            Z-2. Participation in the Harris Plan. Transferred Employees will become participants in the Harris Plan upon satisfaction of the requirements of subsection 2.1 of the Harris Plan. A Transferred Employee's last continuous period of employment with Key prior to his employment by Harris shall be included in his credited service.

            Z-3. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement Z, except that where the terms and provisions of the Harris Plan and this Supplement Z conflict, the terms and provisions of this Supplement Z shall govern.

                                  SUPPLEMENT AA
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

             ADOPTION BY BURKE, CHRISTENSEN & LEWIS SECURITIES, INC.



            AA-1. Introduction. Effective as of January 1, 2000 (the "Effective Date"), Burke, Christensen & Lewis Securities, Inc. ("BCL") will become an adopting employer under the Employees' Savings and Profit Sharing Plan of Bank of Montreal/ Harris (the "Harris Plan"), the Harris Plan will be considered an amendment, restatement and continuation of the profit sharing plan maintained by BCL (the "BCL Plan"), and the trust forming a part of the BCL Plan was merged into and became part of the trust in the form of Employees' Savings and Profit Sharing Trust Fund of Bank of Montreal/Harris, effective January 1, 2000.

            AA-2. Participation in the Harris Plan. Any employee of BCL on the effective Date will become eligible to participate in the Harris Plan on the Effective Date. Other employees of BCL will become participants in the Harris Plan on the date they satisfy the eligibility requirements of the Harris Plan. The last continuous period of employment of an employee of BCL prior to the Effective Date shall be included in his credited service for purposes of determining when he satisfies the eligibility requirements under the Harris Plan.

            AA-3. Accounts. The Committee shall establish separate accounts under the Harris Plan in the name of each participant in the BCL Plan whose interest thereunder is transferred to the Harris Plan (a "BCL Account"), with an opening balance of each account equal to the amount transferred from that account in the BCL Plan to the Harris Plan on his behalf.

            AA-4. Installment Payments. Any participant in the BCL Plan whose interest thereunder is transferred to the Harris Plan may elect to receive the balance of his BCL Account and accounts under the Harris Plan in substantially equal annual installment payments (other than a life annuity); provided that the present value of the benefits payable to the participant during his expected lifetime shall be more than fifty percent (50%) of the present value of his BCL Account. These installment payments should not exceed a period exceeding the participant's life expectancy (or the joint life expectancy of the participant and his spouse).

            AA-5. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement AA, except that where the terms and provisions of the Harris Plan and this Supplement AA conflict, the terms and provisions of this Supplement AA shall govern.

                                  SUPPLEMENT BB
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                         COVERAGE OF FORMER EMPLOYEES OF
                             VILLAGE BANK OF NAPLES

            BB-1. Introduction. On July 3, 2000, Harris Trust and Savings Bank (or an affiliate) ("Harris") acquired the stock of Village Bank of Naples ("Naples"), and certain employees of Naples ("Transferred Employees") began employment with an employer. Harris maintains Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") for the benefit of its eligible employees.

            BB-2. Participation in the Harris Plan. The Transferred Employees will become participants in the Harris Plan upon the later of: (1) satisfaction of the requirements of subsection 2.1 of the Harris Plan; or (2) July 3, 2000.

            BB-3. Service. A Transferred Employee's last continuous period of employment with Naples prior to his employment by Harris shall be included in his credited service for purposes of determining whether he has satisfied eligibility requirements under the Harris Plan.

            BB-4. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement BB, except that where the terms and provisions of the Harris Plan and this Supplement BB conflict, the terms and provisions of this Supplement BB shall govern.

                                  SUPPLEMENT CC
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                         COVERAGE OF FORMER EMPLOYEES OF
                             FREEMAN WELWOOD COMPANY

            CC-1. Introduction. Harris Trust and Savings Bank (or an affiliate) ("Harris") has acquired the stock of Freeman Welwood Company ("Freeman"), and certain employees of Freeman ("Transferred Employees") began employment with an employer thereafter. Harris maintains Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") for the benefit of its eligible employees.

            CC-2. Participation in the Harris Plan. The Transferred Employees will become participants in the Harris Plan upon the later of: (1) satisfaction of the requirements of subsection 2.1 of the Harris Plan; or (2) October 1, 2000.

            CC-3. Service. A Transferred Employee's last continuous period of employment with Freeman prior to his employment by Harris shall be included in his credited service for purposes of determining whether he has satisfied the eligibility requirements under the Harris Plan.

            CC-4. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement CC, except that where the terms and provisions of the Harris Plan and this Supplement CC conflict, the terms and provisions of this Supplement CC shall govern.

                                  SUPPLEMENT DD
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                         COVERAGE OF FORMER EMPLOYEES OF
                                  CENTURY BANK

            DD-1. Introduction. On December 15, 2000, Harris Trust Bank of Arizona, an affiliate of Harris Trust and Savings Bank ("Harris") acquired the stock of Century Bank ("Century"), and certain employees of Century ("Transferred Employees") began employment with an employer. Harris maintains Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris (the "Harris Plan") for the benefit of its eligible employees.

            DD-2. Participation in the Harris Plan. The Transferred Employees will become participants in the Harris Plan upon the later of: (1) satisfaction of the requirements of subsection 2.1 of the Harris Plan; or (2) December 15, 2000.

            DD-3. Service. A Transferred Employee's last continuous period of employment with Century prior to his employment by Harris shall be included in his credited service for purposes of determining whether he has satisfied the eligibility requirements under the Harris Plan.

            DD-4. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement DD, except that where the terms and provisions of the Harris Plan and this Supplement DD conflict, the terms and provisions of this Supplement DD shall govern.

                                  SUPPLEMENT EE
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

           MERGER OF VILLAGE BANC OF NAPLES 401(k) PROFIT SHARING PLAN

            EE-1. Introduction. Effective July 3, 2000, Harris Trust and Savings Bank (or an affiliate) ("Harris") acquired the stock of Village Banc of Naples ("Naples") and the eligible employees of Naples began participation in the Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris ("Harris Plan") on that date. To simplify the administration of the retirement accounts of these employees, the Village Banc of Naples 401(k) Profit Sharing Plan (the "Naples Plan") will be merged into the Harris Plan.

            EE-2. Merger of Naples Plan and Trust into Harris Plan and Trust. Subsection 13.5 of the Harris Plan allows mergers with other defined contribution plans. The Committee will determine when the Naples Plan (and trust thereunder) will be merged into and become a part of the Harris Plan (and trust thereunder).

            EE-3. Accounts. The Committee shall establish separate accounts under the Harris Plan in the name of each participant in the Naples Plan whose interest thereunder is transferred to the Harris Plan (a "Naples Account"), with an opening balance of that account equal to the amount transferred from that account in the Naples Plan to the Harris Plan.

            EE-4. Forfeitures. All of the participants in the Naples Plan were fully vested prior to the merger, and therefore no forfeitures were transferred to the Harris Plan.

            EE-5. Installment Distributions. The Naples Plan allowed for participants to elect installment payments, but this provision was eliminated, in accordance with IRS regulations, prior to the merger of the Naples Plan into the Harris Plan.

            EE-6. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement EE, except that where the terms and provisions of the Harris Plan and this Supplement EE conflict, the terms and provisions of this Supplement EE shall govern.

                                  SUPPLEMENT FF
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                MERGER OF CENTURY BANK 401(k) PROFIT-SHARING PLAN

            FF-1. Introduction. Effective December 15, 2000, Harris Trust Bank of Arizona, an affiliate of Harris Trust and Savings Bank ("Harris") acquired the stock of Century Bank ("Century") and the eligible employees of Century began participation in the Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris ("Harris Plan") on that date. To simplify the administration of the accounts of these employees, the Century Bank 401(k) Profit-Sharing Plan ("Century Plan") will be merged into the Harris Plan.

            FF-2. Merger of Century Plan into Harris Plan. Subsection 13.5 of the Harris Plan allows mergers with other defined contribution plans. The Committee will determine when the Century Plan (and trust thereunder) will be merged into and become a part of the Harris Plan (and trust thereunder).

            FF-3. Accounts. The Committee shall establish separate accounts under the Harris Plan in the name of each participant in the Century Plan whose interest thereunder is transferred to the Harris Plan (a "Century Account"), with an opening balance of that account equal to the amount transferred from that account in the Century Plan to the Harris Plan.

            FF-4. Forfeitures. All of the participants in the Century Plan were fully vested prior to the merger, and therefore no forfeitures were transferred to the Harris Plan.

            FF-5. Installment and Hardship Distributions. The Century Plan allowed for participants to elect installment or hardship distributions, but these provisions were eliminated, in accordance with IRS regulations, prior to the merger of the Century Plan into the Harris Plan.

            FF-6. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement FF, except that where the terms and provisions of the Harris Plan and this Supplement FF conflict, the terms and provisions of this Supplement FF shall govern.

                                  SUPPLEMENT GG
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

             ELIGIBILITY OF FIRST NATIONAL BANKCORP, INC. EMPLOYEES AND MERGER OF FIRST NATIONAL BANKCORP, INC. 401(K) PLAN

            GG-1. Introduction. On July 13, 2001, Harris Trust and Savings Bank (or an affiliate) ("Harris") acquired all of the common stock of First National Bankcorp. Inc. (a/k/a First National Bank of Joliet) ("Joliet") and eligible employees of Joliet began employment with an employer (the "Transferred Employees"). Harris maintains the Employees' Savings and Profit Sharing Plan of Bank of Montreal/Harris ("Harris Plan").

            GG-2. Participation in Harris Plan. The Transferred Employees will become participants in the Harris Plan upon the later of: (1) satisfaction of the requirements of subsection 2.1 of the Harris Plan; or (2) August 1, 2001.

            GG-3. Service. A Transferred Employee's last continuous period of employment with Joliet prior to his employment by Harris shall be included in his credited service for purposes of determining whether he has satisfied the eligibility requirements under the Harris Plan. However, any service before August 1, 2001 shall not be included in determining whether two years have elapsed for purposes of any withdrawals under subsection 8.2.

            GG-4. Merger of First National Bankcorp, Inc. 401(k) Plan into Harris Plan. Subsection 13.5 of the Harris Plan allows mergers with other defined contribution plans. To simplify administration of the retirement accounts of the Transferred Employees, the First National Bankcorp, Inc. 401(k) Plan ("Joliet Plan") will be merged into the Harris Plan on a date determined by the Committee. Effective on the date of the merger, the Joliet Plan (and trust thereunder) will be merged into and become a part of the Harris Plan (and trust hereunder).

            GG-5. Accounts. The Committee shall establish separate accounts under the Harris Plan in the name of each participant in the Joliet Plan whose interest is transferred to the Harris Plan (a "Joliet Account"), with an opening balance of that account equal to the amount transferred from that account in the Joliet Plan to the Harris Plan.

            GG-6. Annuity Payments. The Joliet Plan allowed for participants to elect annuity distributions. In accordance with IRS regulations, any annuity distribution option under the Joliet Plan is eliminated, effective 90 days after participants receive a notice satisfying the requirements of the IRS Regulations.

            GG-7. Hardships. The Joliet Plan allowed for distributions on account of "hardship." Effective upon merger of the Joliet Plan into the Harris Plan, this hardship distribution provision is eliminated.

            GG-8. Forfeitures. Participants in the Joliet Plan on July 13, 2001 who were employed by an employer were fully vested in their accounts. Participants who were not employed by an employer on July 13, 2001 incurred a forfeiture, and such forfeitures shall be used to reduce employer matching contributions under the plan. If any participant who incurred a forfeiture is reemployed by an employer before he incurs 5 one year breaks in service (as defined in the Joliet Plan) and repays the vested distributed amount to the Plan, he will have such forfeiture restored and shall be fully vested in his accounts at all times.

            GG-9. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement GG, except that where the terms and provisions of the Harris Plan and this Supplement GG conflict, the terms and provisions of this Supplement GG shall govern.

                                  SUPPLEMENT HH
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                MERGER OF FIRST NATIONAL BANKCORP, INC. EMPLOYEE
                       PROFIT SHARING AND RETIREMENT PLAN

            HH-1. Introduction. On July 13, 2001, Harris Trust and Savings Bank (or an affiliate) ("Harris") acquired all of the common stock of First National Bancorp, Inc. (a/k/a First National Bank of Joliet) ("Joliet") and eligible employees of Joliet commenced employment with the employer (the "Transferred Employees"). The purpose of this Supplement HH is to provide for the continuation and merger of the First National Bancorp, Inc. Employee Profit Sharing and Retirement Plan ("Joliet Profit Sharing Plan") into the plan.

            HH-2. Merger of Joliet Profit Sharing Plan. Pursuant to subsection
13.5 of the plan, and effective on or about March 31, 2002 (the "merger date"), the Joliet Profit Sharing Plan, and the trust thereunder, shall merge into the Harris Plan, and the trust thereunder.

            HH-3. Participation and Eligibility. The Transferred Employees became participants in the plan on August 1, 2001, in accordance with the plan's terms of eligibility under subsection 2.1.

            HH-4. Transfer of Accounts. On or about the merger date, all account balances of Joliet Profit Sharing Plan participants maintained under the Joliet Profit Sharing Plan on the merger date shall be transferred to the plan and shall be held and distributed pursuant to the terms of the plan and in accordance with Code Sections 401(a)(12), 411(d)(6) and 414(l). The committee will maintain a separate account (`Joliet Profit Sharing Account') on behalf of each Joliet Profit Sharing Plan participant to properly reflect the account balances transferred pursuant to this Supplement HH. Joliet Profit Sharing Plan Accounts shall be adjusted in the manner provided in subsection 7.4 of the plan.

            HH-5. Vesting of Transferred Accounts. A participant shall have a nonforfeitable interest in his Joliet Profit Sharing Account on and after the merger date.

            HH-6. Use of Terms. All terms and provisions of this plan shall apply to this Supplement HH except that where the terms and provisions of this plan and this Supplement HH conflict, the terms and provisions of this Supplement HH shall govern.

                                  SUPPLEMENT II
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

                           ADOPTION BY CSFBDIRECT INC.

            II-1. Introduction. Effective as of February 1, 2002 (the "Effective Date"), CSFBDirect Inc. ("CSFB") will become an adopting employer under the Employees' Savings and Profit Sharing Plan of Bank of Montreal/ Harris (the "Harris Plan").

            II-2. Participation in the Harris Plan. Any employee of CSFB on or after the Effective Date will become eligible to participate in the Harris Plan on the later of: (1) satisfaction of the requirements of subsection 2.1; or (2) February 1, 2002.

            II-3. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement II, except that where the terms and provisions of the Harris Plan and this Supplement II conflict, the terms and provisions of this Supplement II shall govern.

                                  SUPPLEMENT JJ
                                       TO
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                       OF
                             BANK OF MONTREAL/HARRIS

          ADOPTION BY NORTHWESTERN TRUST AND INVESTORS ADVISORY COMPANY

            JJ-1. Introduction. Effective as of April 1, 2002 (the "Effective Date"), Northwestern Trust and Investors Advisory Company ("Northwestern") will become an adopting employer under the Employees' Savings and Profit Sharing Plan of Bank of Montreal/ Harris (the "Harris Plan").

            JJ-2. Participation in the Harris Plan. Any employee of Northwestern on or after the Effective Date will become eligible to participate in the Harris Plan on the later of: (1) satisfaction of the requirements of subsection 2.1; or
(2) April 1, 2002.

            JJ-3. Use of Terms. All terms and provisions of the Harris Plan shall apply to this Supplement JJ, except that where the terms and provisions of the Harris Plan and this Supplement JJ conflict, the terms and provisions of this Supplement JJ shall govern.




                                      JJ-1